Agreement and Plan
                                       of
                                     Merger

                                      among

                                Tektronix, Inc.,
                             an Oregon corporation,

                            Inet Technologies, Inc.,
                             a Delaware corporation,

                              Impala Merger Corp.,
                             a Delaware corporation,

                                       and

                           Impala Acquisition Co. LLC,

                      a Delaware limited liability company

                                  June 29, 2004


                                TABLE OF CONTENTS

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Article I  THE COMBINATION...............................................................................2

         1.1      The Merger and the LLC Merger..........................................................2
         1.2      Effect of Merger.......................................................................2
         1.3      Company Stock..........................................................................3
         1.4      Merger Corp. Stock.....................................................................5
         1.5      Options  5
         1.6      Restricted Stock.......................................................................6
         1.7      Stock Splits, Etc......................................................................6
         1.8      Employee Stock Purchase Plan...........................................................7
         1.9      Share Right Awards.....................................................................7
         1.10     Surrender and Cancellation of Certificates.............................................7
         1.11     Dissenters' Rights.....................................................................9
         1.12     Stock Transfer Books...................................................................9
         1.13     Closing................................................................................9
         1.14     Subsequent Actions....................................................................10
         1.15     Certificates of Incorporation and Formation; Bylaws; LLC Agreement....................10
         1.16     Directors and Officers................................................................11

Article II  REPRESENTATIONS AND WARRANTIES..............................................................11

         2.1      Representations and Warranties of the Company.........................................11
         2.2      Representations and Warranties of Parent..............................................26
         2.3      Representations and Warranties Relating to Merger Corp................................30

Article III  COVENANTS..................................................................................31

         3.1      Mutual Covenants......................................................................31
         3.2      Covenants of the Company..............................................................35
         3.3      Covenants of Parent...................................................................39
         3.4      Covenants of Merger Corp. and LLC.....................................................44

Article IV  CONDITIONS..................................................................................44

         4.1      Conditions to the Obligations of All Parties..........................................44
         4.2      Conditions to the Obligations of the Company..........................................45
         4.3      Conditions to the Obligations of Parent; Merger Corp. and LLC.........................46

Article V  TERMINATION..................................................................................47

         5.1      Termination by Mutual Consent.........................................................47
         5.2      Termination by Either the Company or Parent...........................................47
         5.3      Effect of Termination and Abandonment.................................................49
         5.4      Termination Fees......................................................................49

                                        i
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Article VI  MISCELLANEOUS AND GENERAL...................................................................49

         6.1      Survival of Representations and Warranties............................................49
         6.2      Payment of Expenses...................................................................49
         6.3      Entire Agreement......................................................................50
         6.4      Assignment............................................................................50
         6.5      Binding Effect; No Third Party Benefit................................................50
         6.6      Amendment and Modification............................................................50
         6.7      Waiver of Conditions..................................................................50
         6.8      Counterparts..........................................................................50
         6.9      Captions 50
         6.10     Notices  50
         6.11     Choice of Law; Consent to Jurisdiction................................................51
         6.12     Specific Performance..................................................................52
         6.13     Waiver of Jury Trial..................................................................52
         6.14     Severability..........................................................................52
         6.15     Defined Terms.........................................................................52
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                                       ii

                                    EXHIBITS

Exhibit A                           Voting Agreement

Exhibit B                           Stockholder Noncompetition Agreement

Exhibit C                           Registration Rights Agreement

Exhibit D                           Tax Certificate - Weil, Gotshal & Manges LLP

Exhibit E                           Tax Certificate - Stoel Rives LLP

Exhibit F                           Company Affiliate Representation Letter

                                    SCHEDULES

Schedule 2.1                        Company Disclosure Schedule

Schedule 2.1.2                      Capitalization

Schedule 2.1.4                      Subsidiaries and Joint Ventures

Schedule 2.1.5                      SEC Reports and Financial Statements

Schedule 2.1.9                      Undisclosed Liabilities

Schedule 2.1.10                     Absence of Certain Changes or Events

Schedule 2.1.11                     Litigation

Schedule 2.1.13(a)                  Labor Matters

Schedule 2.1.13(b)                  Employee Benefits

Schedule 2.1.13(c)                  Employment Agreements

Schedule 2.1.14                     Title to Assets

Schedule 2.1.15(d), (e), (f)        Intellectual Property

Schedule 2.1.16                     Contracts

Schedule 2.1.18                     Permits and Licenses

Schedule 2.1.19                     Restrictions

Schedule 2.1.20                     Related Party Interests

Schedule 2.1.21                     Taxes

Schedule 2.1.26                     No Other Agreements to Sell the Company
                                    or its Assets

Schedule 2.2                        Parent Disclosure Schedule

Schedule 2.2.9                      Capitalization

Schedule 2.2.11                     Absence of Certain Changes or Events

Schedule 2.2.12                     Litigation

Schedule 2.2.14                     Taxes

Schedule 3.2.1(b),  (e), (f)        Conduct of Business

Schedule 6.15(a)                    Knowledge - Company

Schedule 6.15(b)                    Knowledge - Parent

                                 INDEX OF TERMS

TERM                                                      LOCATION OF DEFINITION
45% Condition                                                   Section 1.3(b)
Actual Closing Parent Stock Price                                Section 1.3.1
Additional Cash Amount                                      Section 1.3(a)(ii)
Adjusted Conversion Ratio                                  Section 1.3(a)(iii)
Agreement                                                             Preamble
Average Closing Parent Stock Price                               Section 1.3.1
Bylaws                                                           Section 2.1.1
Cash Amount                                                        Section 1.3
Certificate of Incorporation                                     Section 2.1.1
Closing Date                                                      Section 1.13
Closing                                                           Section 1.13
Code                                                                  Recitals
Combination                                                           Recitals
Company                                                               Preamble
Company Adverse Recommendation Change                         Section 3.2.2(d)
Company Affiliate Representation Letter                          Section 3.2.5
Company Common Stock                                                  Recitals
Company Disclosure Schedule                                        Section 2.1
Company Employees                                             Section 3.3.2(a)
Company IP Agreements                                        Section 2.1.15(f)
Company Material Adverse Change                                   Section 6.15
Company Material Adverse Effect                                   Section 6.15
Company No Modification Notice                              Section 1.3(b)(ii)
Company Non-Termination Option                             Section 1.3(b)(iii)
Company Option Plans                                               Section 1.5
Company Restricted Stock                                           Section 1.6
Company SEC Document                                             Section 2.1.5
Company Stockholder Meeting                                   Section 3.2.2(a)
Company Superior Proposal                                        Section 3.2.2
Company Take Over Proposal                                       Section 3.2.2
Company Termination Notice                                 Section 1.3(b)(iii)
Condition Completion Date                                         Section 1.13
Confidentiality Agreement                                        Section 3.1.5
Contracts                                                    Section 2.1.16(b)
Conversion Ratio                                                   Section 1.3
Current Parent Stock Price                                         Section 1.3
Delaware Courts                                                 Section 6.11.2
DGCL                                                               Section 1.2
Dissenters' Rights                                              Section 1.11.1

Dissenting Shares                                               Section 1.11.2
Dissenting Stockholder                                          Section 1.11.2
DOJ                                                              Section 3.1.3
Effective Time                                                     Section 1.1
Environmental Law                                            Section 2.1.22(b)
Environmental Permits                                    Section 2.1.22(a)(ii)
ERISA Plans                                                  Section 2.1.13(b)
ERISA                                                        Section 2.1.13(b)
Exchange Act                                                     Section 2.1.5
Financial Statements                                             Section 2.1.5
FTC                                                              Section 3.1.3
GAAP                                                              Section 2.15
Goldman                                                          Section 2.2.7
Governmental Entity                                              Section 2.1.7
Hazardous Substance                                          Section 2.1.22(b)
HSR Act                                                          Section 3.1.3
HSR Filings                                                      Section 3.1.3
Indemnitees                                                   Section 3.3.3(a)
Inet Technologies, LLC                                            Section 1.15
Intellectual Property Rights                                 Section 2.1.15(a)
ISO                                                                Section 1.5
Knowledge                                                         Section 6.15
LLC                                                                   Preamble
LLC Effective Time                                                 Section 1.1
LLC Merger                                                            Recitals
Law                                                              Section 2.1.8
Liens                                                            Section 2.1.4
LOS                                                     Section 3.3.2(f)(i)(I)
Merger Consideration                                             Section 1.3.2
Merger Corp.                                                          Preamble
Merger                                                                Recitals
NASDAQ                                                           Section 3.1.4
NYSE                                                             Section 1.3.1
Option Share Number                                                Section 1.5
Options                                                            Section 1.5
Parent                                                                Preamble
Parent Common Stock                                                   Recitals
Parent Disclosure Schedule                                         Section 2.2
Parent Financial Statements                                      Section 2.2.5
Parent Material Adverse Change                                    Section 6.15
Parent Material Adverse Effect                                    Section 6.15
Parent Notice                                                Section 1.3(b)(i)
Parent Option Plans                                              Section 2.2.9
Parent SEC Document                                              Section 2.2.5

Permits                                                         Section 2.1.18
Person                                                            Section 6.15
Policies                                                        Section 2.1.17
Proxy Statement                                                  Section 2.1.6
Real Property Leases                                         Section 2.1.14(b)
Registration Rights Agreement                                          Recital
Registration Statement                                           Section 2.1.6
Representative                                                Section 3.2.2(b)
Restraint                                                        Section 4.1.2
Restricted Stock Agreement                                         Section 1.6
Return                                                       Section 2.1.19(c)
SAS 72                                                           Section 3.1.2
SEC                                                              Section 2.1.5
Securities Act                                                        Recitals
Severance Plan                                                Section 3.3.2(f)
Share Right Award Number                                           Section 1.9
Share Right Award                                                  Section 1.9
SOXA                                                             Section 2.1.5
Stockholder Noncompetition Agreement                                  Recitals
Subsidiary                                                        Section 6.15
Surviving Company                                                  Section 1.2
Surviving Corporation                                              Section 1.2
Tangible Personal Property                                   Section 2.1.14(b)
Taxes                                                        Section 2.1.19(d)
Termination Fee                                                  Section 5.4.1
Transfer Agent                                                  Section 1.10.1
Voting Agreement                                                      Recitals

                          AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is entered into as of June 29, 2004 among Tektronix, Inc., an Oregon corporation ("Parent"), Inet Technologies, Inc., a Delaware corporation (the "Company"), Impala Merger Corp., a Delaware corporation ("Merger Corp."), and Impala Acquisition Co. LLC, a Delaware limited liability company ("LLC").

                                    RECITALS

        WHEREAS, the respective Boards of Directors or other applicable governing body of Parent, Merger Corp., the Company and LLC have approved and declared advisable this Agreement and the combination of Parent and the Company by means of the merger of Merger Corp. with and into the Company (the "Merger"), followed immediately by the merger of the Company with and into LLC (the "LLC Merger" and, together with the Merger, sometimes referred to as the "Combination"), upon the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding shares of the Company's common stock, par value $0.001 per share (the "Company Common Stock"), shall be converted into shares of common stock no par value per share, of Parent (together with any associated rights to acquire shares of Series B No Par Preferred Shares of Parent pursuant to the Rights Agreement, dated June 21, 2000, between Parent and ChaseMellon Shareholder Services L.L.C., the "Parent Common Stock") and cash, in each case, as set forth in Section 1.3;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent, Merger Corp. and LLC to enter into this Agreement, Parent and certain stockholders of the Company are entering into (i) a voting agreement in the form attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which, among other things, such stockholders have agreed to vote to adopt this Agreement and to take certain other actions in furtherance of the Combination, in each case upon the terms and subject to the conditions set forth therein and (ii) a noncompetition agreement in the form attached hereto as Exhibit B (the "Stockholder Noncompetition Agreement"), pursuant to which, among other things, such stockholders have agreed, effective upon Closing (as defined below) to not compete with Parent or the Surviving Company (as defined below) following the Combination, in each case, upon the terms and subject to the conditions set forth therein;

        WHEREAS, simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of the stockholders of the Company party to the Voting Agreements and Stockholder Noncompetition Agreements to enter into such agreements, Parent and such stockholders are entering into a registration rights agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which, among other things, Parent has agreed to register the Parent Common Stock (as defined below) to be received by such stockholders under the Securities Act of 1933, as amended (the "Securities Act"), upon the terms and subject to the conditions set forth therein;

        WHEREAS, assuming certain continuity of shareholder interest conditions are satisfied, it is intended that the Combination shall qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder, and that this Agreement constitutes a plan of reorganization; and

        WHEREAS, Parent, Merger Corp., LLC and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        In consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties agree as follows:

                                    ARTICLE 1

                                 THE COMBINATION

        1.1 The Merger and the LLC Merger. Pursuant to the laws of the State of Delaware, and subject to and in accordance with the terms and conditions of this Agreement, (a) Merger Corp. shall be merged with and into the Company, and the outstanding shares of the Company Common Stock shall be converted into the right to receive the amount of cash and shares of Parent Common Stock set forth in Section 1.3 below, such Merger to take effect at the time when the Certificate of Merger is duly filed with the Secretary of State of Delaware, or at such other time as the parties may agree upon in writing pursuant to applicable Law (the "Effective Time"), and (b) immediately thereafter, Parent shall cause the Company, as the surviving corporation of the Merger, to be merged with and into LLC, such LLC Merger to take effect at the time when the LLC Certificate of Merger is duly filed with the Secretary of State of Delaware (the "LLC Effective Time").

        1.2 Effect of Merger. At the Effective Time, Merger Corp. shall be merged with and into the Company in the manner and with the effect provided by the Delaware General Corporation Law (the "DGCL"), the separate corporate existence of Merger Corp. shall cease and the Company shall be the surviving corporation (the "Surviving Corporation"). The outstanding shares of the Company Common Stock shall be converted into the right to receive cash and shares of Parent Common Stock as set forth in Section 1.3 below. The outstanding shares of capital stock of Merger Corp. shall be converted into shares of capital stock of the Surviving Corporation, all on the basis, terms and conditions described in Section 1.4. At the LLC Effective Time, the Company shall be merged with and into LLC in the manner and with the effect provided by the DGCL and the Delaware Limited Liability Company Act, the separate corporate existence of the Surviving Corporation shall cease, LLC shall be the surviving entity (the "Surviving Company"), and the outstanding shares of Surviving Corporation Stock shall be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto, all on the basis, terms and conditions described in Section 1.4.

        1.3     Company Stock.

                1.3.1 Merger Consideration. (a) (i) Except as otherwise provided in this Article I, each share of Company Common Stock outstanding immediately before the Effective Time will be converted into the right to receive: (i) $6.25 in cash (the "Cash Amount") and (ii) a fraction of a share of Parent Common Stock, the numerator of which is $6.25 and the denominator of which is (A) $28.50, if the average of the closing sale prices of Parent Common Stock (as adjusted for stock splits, dividends and the like) as reported on the New York Stock Exchange ("NYSE") for the 5 trading days ending upon and including the trading day immediately before the Closing Date (the "Average Closing Parent Stock Price") is less than or equal to $28.50, (B) the Average Closing Parent Stock Price, if such price is greater than $28.50 and less than $34.83, or (C) $34.83, if the Average Closing Parent Stock Price is greater than or equal to $34.83 (such fraction, for the purposes of clarity, rounded to the nearest thousandth, the "Conversion Ratio").

                                (ii)    Notwithstanding the foregoing, if the
Average Closing Parent Stock Price is less than $31.66 (the "Current Parent Stock Price") and greater than or equal to $28.50, at Parent's election and in its sole and absolute discretion, each share of Company Common Stock outstanding immediately before the Effective Time will be converted into the right to receive: (a) the Cash Amount, (b) cash in an amount equal to (i) the Average Closing Parent Stock Price multiplied by (ii) the difference between (A)(I) $6.25, divided by (II) the Average Closing Parent Stock Price, and (B)(I) $6.25, divided by (II) the Current Parent Stock Price (the "Additional Cash Amount"), and (c) a fraction of a share of Parent Common Stock, the numerator of which is $6.25 and the denominator of which is the Current Parent Stock Price (the "Adjusted Conversion Ratio"); provided that, the Additional Cash Amount shall be limited (but not below $0), and the denominator of the Adjusted Conversion Ratio shall be appropriately adjusted downward to reflect such limitation (if any), to the extent necessary to allow the aggregate value of the Parent Common Stock to be received by all Company stockholders in their capacities as stockholders, determined by reference to the closing sale price of Parent Common Stock on the NYSE on the Closing Date (the "Actual Closing Parent Stock Price"), to constitute 45% of the aggregate value of the Merger Consideration (including for this purpose amounts payable to Dissenting Stockholders and assuming for this purpose that all Dissenting Stockholders ultimately perfect their Dissenters' Rights) payable to all Company stockholders (including all Dissenting Stockholders) in their capacities as stockholders, all as determined in accordance with tax law applicable in establishing adequate continuity of interest under Treas. Reg.
Section 1.368-1(e); and provided further that the substitution of the Additional Cash Amount for Parent Common Stock shall not diminish the aggregate Merger Consideration.

                        (b) For purposes of this Section 1.3, "45% Condition" means the aggregate value of the Parent Common Stock to be received by all Company stockholders in their capacities as stockholders, determined by reference to the Actual Closing Parent Stock Price, constitutes 45% or more of the aggregate value of the Merger Consideration (including for this purpose amounts payable to Dissenting Stockholders and assuming for this purpose that all Dissenting Stockholders ultimately perfect their Dissenters' Rights) payable to all Company stockholders (including all Dissenting Stockholders) in their capacities as stockholders, all as determined in accordance with tax law applicable in establishing adequate continuity of interest under Treas. Reg.
Section 1.368-1(e).

                                (i)     No later than 2:00 p.m. Pacific time on
the second business day immediately preceding the Closing Date, Parent shall provide the Company with written notice (the "Parent Notice") stating either:
(A) that Parent will modify the Merger Consideration to the minimum extent necessary (if at all) to satisfy the 45% Condition (such modification to be effected by increasing the Conversion Ratio and correspondingly reducing the Cash Amount (which reduction shall be determined by reference to the increase in the Conversion Ratio multiplied by the Actual Closing Parent Stock Price) to the minimum extent necessary to satisfy the 45% Condition); or (B) that Parent will not modify the Merger Consideration.

                                (ii)    If the Parent Notice states that Parent
will modify the Merger Consideration, if necessary, so as to satisfy the 45% Condition, the Company shall have the right to decline the modification of the Merger Consideration by providing Parent, within 24 hours following the Company's receipt of the Parent Notice, with written notice stating such position (the "Company No Modification Notice"), in which case all terms and conditions of this Agreement (including without limitation the original Merger Consideration specified in accordance with Section 1.3.1(a)) shall remain in effect. If the Company fails to deliver the Company No Modification Notice within the time period set forth above, the Merger Consideration shall be so modified to the minimum extent necessary (if at all) to satisfy the 45% Condition and all other terms and conditions of this Agreement shall remain in effect.

                                (iii)   If the Parent Notice states that Parent
will not modify the Merger Consideration, the Company shall have the right to terminate this Agreement by providing Parent with written notice of termination within 24 hours following the Company's receipt of the Parent Notice (a "Company Termination Notice"), in which case this Agreement shall terminate and the Company shall have no obligation to pay any Termination Fee to Parent. If the Company fails to provide a Company Termination Notice (the "Company Non-Termination Option"), all terms and conditions of this Agreement (including, without limitation, the original Merger Consideration specified in accordance with Section 1.3.1(a)) shall remain in effect.

                1.3.2 Conversion of Shares. Each share of Company Common Stock that is outstanding immediately before the Effective Time that is not a Dissenting Share will, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into the right to receive the Cash Amount, the Additional Cash Amount, if applicable, and Parent Common Stock determined in accordance with Section 1.3.1 (the "Merger Consideration").

        1.4     Merger Corp. Stock.

                1.4.1 Each share of common stock of Merger Corp. issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to exist and be converted into and become one share of common stock of the Surviving Corporation. After the Effective Time, Parent, the sole holder of shares of Merger Corp. common stock outstanding immediately prior to the Effective Time, shall, upon surrender for cancellation of a certificate representing such shares to the Surviving Corporation, be entitled to receive in exchange therefor a certificate representing the number of shares of common stock of the Surviving Corporation into which such shares of Merger Corp. common stock have been converted pursuant to this Section 1.4. Until so surrendered, the certificates which prior to the Merger represented shares of Merger Corp. common stock shall be deemed, for all corporate purposes, including voting entitlement, to evidence ownership of the shares of the Surviving Corporation common stock into which such shares of Merger Corp. common stock shall have been converted.

                1.4.2 Each share of common stock of Surviving Corporation issued and outstanding immediately prior to the LLC Effective Time shall, by virtue of the LLC Merger and without any action on the part of the holder thereof, cease to exist and be extinguished without any conversion thereof and no payment will be made with respect thereto.

        1.5 Options. Except as otherwise provided in this Section 1.5, the terms and provisions of the stock options (the "Options") held by those the Company option holders under the Company's 1998 Stock Option/Stock Issuance Plan and the Company's 1995 Employee Stock Option Plan (collectively, the "Company Option Plans") will continue in full force and effect following the Combination. By virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Option will be converted into an option to purchase the number of shares of Parent Common Stock equal to the sum (rounded to the nearest whole number, but rounded down to the nearest whole number in the case of each Option that is intended to be an "incentive stock option" within the meaning of Section 422 of the Code (an "ISO")) of (x) the number of shares of Parent Common Stock into which the shares of Company Common Stock issuable upon exercise of the Option would have been converted in the

Merger, (y) the Cash Amount into which the shares of Company Common Stock issuable upon exercise of the Option would have been converted in the Merger divided by the Actual Closing Parent Stock Price and (z) the Additional Cash Amount into which the shares of Company Common Stock issuable upon exercise of the Option would have been converted in the Merger, if any, divided by the Actual Closing Parent Stock Price (the "Option Share Number"). The exercise price per share for each Option after the Effective Time will be determined by dividing the aggregate exercise price for such Option by the Option Share Number (rounded to the nearest whole cent, but rounded up to the nearest whole cent in the case of each Option that is intended to be an ISO). The term, exercisability, vesting schedule, and all other terms and conditions of each Option will to the extent permitted by Law and otherwise reasonably practicable be unchanged; provided that the exercisability of the Options shall not accelerate as a result of the Merger or the transactions contemplated by this Agreement; provided further that options granted to non-employee directors shall fully vest and the repurchase rights shall fully lapse in accordance with the terms of the Company Option Plan. Notwithstanding anything in this Agreement to the contrary, each Option that is intended to be an ISO shall be adjusted in accordance with the requirements of Section 424 of the Code in order to preserve its status as an ISO.

        1.6 Restricted Stock. Except as otherwise provided in this Section 1.6, the terms and provisions of any restricted stock purchase agreement or similar agreement entered into pursuant to the Company Option Plans ("Restricted Stock Agreement"), which is in effect immediately prior to the Effective Time and will continue in full force and effect following the Effective Time and shall apply to all shares of Parent Common Stock held by any Person as a result of the conversion of unvested Company Common Stock subject to the Restricted Stock Agreement ("Company Restricted Stock") in the Merger. Subject to this
Section 1.6, each share of Company Restricted Stock outstanding immediately before the Effective Time will be converted into the right to receive the Merger Consideration. The vesting schedule and all other terms and conditions of each Restricted Stock Agreement will to the extent permitted by Law and otherwise reasonably practicable be unchanged; provided that (i) the vesting of the Company Restricted Stock shall not accelerate as a result of the Merger or the transactions contemplated by this Agreement and (ii) the portion of the Merger Consideration consisting of the Cash Amount and any Additional Cash Amount shall be paid only upon completion of the vesting period(s) in the applicable Restricted Stock Agreement, plus interest on such amount accrued from the Closing Date until the applicable vesting period date computed at the applicable interest rate payable on one-year treasury bills as published in the Wall Street Journal or a comparable successor rate as determined by Parent in its sole discretion.

        1.7 Stock Splits, Etc. If, between the date of this Agreement and the Effective Time, the outstanding shares of either Company Common Stock or Parent Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction, the Merger Consideration, Cash Amount, Conversion Ratio, Additional Cash Amount and Adjusted Conversion Ratio, shall be adjusted proportionately.

        1.8 Employee Stock Purchase Plan. Effective as of the Effective Time, the Company shall terminate the Company's 1998 Employee Stock Purchase Plan.

        1.9 Share Right Awards. Except as otherwise provided in this Section 1.9, the terms and provisions of any share right award agreement pursuant to the Company Option Plan ("Share Right Award"), which is in effect prior to the Effective Time, will continue in full force and effect following the Effective Time by virtue of the Merger and at the Effective Time, and without any further action on the part of any holder thereof, each Share Right Award will be converted into a share right award to purchase the number of shares of Parent Common Stock equal to the sum of (x) the number of shares of Parent Common Stock into which the share of Company Common Stock issuable upon exercise of the Share Right Award would have been converted in the Merger, (y) the Cash Amount into which the share of Company Common Stock issuable upon exercise of the Share Right Award would have been converted in the Merger divided by the Actual Closing Parent Stock Price and (z) the Additional Cash Amount into which the share of Company Common Stock issuable upon exercise of the Share Right Award would have been converted in the Merger, if any, divided by the Actual Closing Parent Stock Price (the "Share Right Award Number"). The term, vesting schedule, and all other terms and conditions of each Share Right Award will to the extent permitted by Law and otherwise reasonably practicable be unchanged; provided that the vesting of a Share Right Award shall not accelerate as a result of the Merger or the transactions contemplated by this Agreement.

        1.10    Surrender and Cancellation of Certificates

                1.10.1 Surrender of Certificates. Promptly after the Effective Time, Parent will cause its transfer agent (the "Transfer Agent") to send a letter to each holder of shares of Company Common Stock that have been converted into Parent Common Stock and cash advising such holder that upon surrender to the Transfer Agent of a certificate or certificates representing such shares, along with a letter of transmittal in the form enclosed therein, the holder shall be entitled to receive a certificate representing the number of shares of Parent Common Stock and cash into which such shares of Company Common Stock shall have been converted pursuant to the provisions of Section 1.3. If any certificate for shares of Parent Common Stock is to be issued, or the cash portion of the Merger Consideration is to be paid, to a Person other than the Person whose name the certificate for Company Common Stock surrendered in exchange therefor is registered, it shall be a condition of the issuance and payment thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, and that the Person requesting such exchange pay to Parent or its agent designated for such purpose any transfer or other taxes required, or establish to the satisfaction of Parent or its agent that such tax has been paid or is not payable. If any holder of Company Common Stock canceled and retired in accordance with this Agreement is unable to deliver a certificate or certificates representing such shares of the holder, Parent, in the absence of actual notice that any shares theretofore represented by any such certificate have been acquired by a bona fide purchaser, shall deliver to such holder the number of shares of Parent Common Stock and cash to which such holder is entitled in accordance with the provisions of this Agreement upon the presentation of the following: (i) evidence satisfactory to Parent (a) that such Person is the owner of the shares theretofore represented by each certificate claimed by him, her or it to be lost, wrongfully taken or destroyed and (b) that he, she or it is the Person who would be entitled to present each such certificate for conversion pursuant to this Agreement; and (ii) such security or indemnity as may be reasonably requested by Parent to indemnify and hold Parent and the Transfer Agent harmless.

                1.10.2 No Fractional Shares. No certificates or scrip evidencing fractional shares of Parent Common Stock shall be issued in the Merger, and such fractional share interests will not entitle the owner thereof to any rights as a shareholder of Parent. In lieu of a fractional share, Parent will pay any holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of the certificates therefor an amount of cash (without interest) determined by multiplying (a) the Actual Closing Parent Stock Price by (b) the fractional share interest in Parent Common Stock to which such holder would otherwise be entitled. The provisions of this Section 1.10.2 will apply to the aggregate number of shares of Company Common Stock held by each holder thereof and each such holder will be required to simultaneously surrender all certificates relating to shares of Company Common Stock held by such holder in accordance with the provisions of Section 1.10 in order to surrender any such certificate.

                1.10.3 Escheat. Neither Parent, Merger Corp. nor LLC shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                1.10.4 Option Agreements. After the Effective Time, each holder of an Option outstanding immediately before the Effective Time will be deemed to hold an option exercisable for Parent Common Stock in accordance with the provisions of Section 1.5.

                1.10.5 Treasury Shares. At the Effective Time, each share of Company Common Stock or other Company capital stock held in the treasury of the Company immediately before the Effective Time will be canceled and extinguished without any conversion thereof and no payment will be made with respect thereto.

                1.10.6 Withholding Rights. Parent shall be entitled to deduct and withhold from the Merger Consideration such amounts as Parent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law and shall, in accordance with the applicable Law, pay any such withheld amounts to the appropriate government agency. To the extent that amounts are so withheld by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid by the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent.

        1.11    Dissenters' Rights.

                1.11.1 Notice. Company stockholders desiring to dissent from the Merger and obtain payment of the fair value of their shares of Company Common Stock in lieu of the Merger Consideration may exercise their dissenters' rights under the provisions of Section 262 of the DGCL ("Dissenters' Rights"). The Proxy Statement (as that term is defined in Section 2.1.6) sent by the Company to its stockholders in accordance with Section 3.1.1 will include a notice complying with the provisions of Section 262 of the DGCL concerning the rights of stockholders to exercise Dissenters' Rights and a copy of the provisions of Section 262 of the DGCL.

                1.11.2 Rights of Dissenting Shares. Shares of Company Common Stock that are issued and outstanding as of the Effective Time and held by any stockholder who has, in accordance with Section 262 of the DGCL, delivered a written notice of objection and payment demand accompanied by the required certification ("Dissenting Shares") will not be converted as described in
Section 1.3 but will from and after the Effective Time represent only the right to receive such consideration as may be determined to be due under the DGCL. The Company will give Parent prompt notice upon receipt by the Company of any payment demand from any such stockholder of the Company (a "Dissenting Stockholder"). The Company will not, before the Effective Time, except with the prior written consent of Parent (which consent will not be unreasonably withheld), voluntarily make any payment with respect to, or settle or offer to settle, any request pursuant to the exercise of Dissenters' Rights. Each Dissenting Stockholder who becomes entitled, pursuant to the DGCL, to payment for his, her, or its Dissenting Shares will receive payment therefor in accordance with the DGCL. Notwithstanding the foregoing, if any Dissenting Stockholder rescinds, fails to perfect, or otherwise loses Dissenters' Rights either before or after the Effective Time, such stockholder's shares of Company Common Stock will be converted into the right to receive Parent Common Stock and cash, as of the Effective Time, in accordance with the provisions of this Agreement.

        1.12 Stock Transfer Books. At the Effective Time, the stock transfer books of Merger Corp. will be closed and there will be no further registration of transfers of Merger Corp. capital stock or other securities thereafter on the records of Merger Corp. At the LLC Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of the Company capital stock or other securities thereafter on the records of the Company.

        1.13 Closing. The closing of the Merger and the LLC Merger (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP, 200 Crescent Court, Suite 300, Dallas, Texas, at 9:00 a.m. local time on September 30, 2004, or on the Condition Completion Date (as defined below), or on such other date and/or at such other place and time as the Company, Parent, Merger Corp. and LLC may agree (the "Closing Date"). The "Condition Completion Date" shall be the business day on which the last of the conditions set forth in
Article IV hereof shall have been fulfilled or waived (other than those conditions which, by their terms, are to occur at Closing).

        1.14 Subsequent Actions. If, at any time after the LLC Effective Time, the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to, or under any of the rights, properties or assets of the Company, Merger Corp. or LLC acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Combination or otherwise to carry out this Agreement, the officers and directors of the Surviving Company are authorized to execute and deliver, in the name and on behalf of the Company, Merger Corp. or LLC, or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of the Company, Merger Corp. or LLC, or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out the purposes of this Agreement.

        1.15    Certificates of Incorporation and Formation; Bylaws; LLC
Agreement.

                        (a) At the Effective Time, the Certificate of Incorporation of Merger Corp., as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation of the Surviving Corporation; provided however, that at the Effective Time the Certificate of Incorporation of the Surviving Corporation shall be amended so that the name of the Surviving Corporation shall be "Inet, Inc.". At the LLC Effective Time, the Certificate of Formation of LLC, as in effect immediately prior to the LLC Effective Time, shall be the Certificate of Formation of the Surviving Company until thereafter amended as provided by Law and such Certificate of Formation of the Surviving Company; provided however, that at the LLC Effective Time the Certificate of Formation of the Surviving Company shall be amended so that the name of the Surviving Company shall be "Inet, LLC".

                        (b) At the Effective Time, the Bylaws of Merger Corp., as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended or repealed in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation and as provided by Law. At the LLC Effective Time, the Limited Liability Company Agreement of LLC, as in effect immediately prior to the LLC Effective Time, shall be the Limited Liability Company Agreement of the Surviving Company until thereafter amended or repealed in accordance with its terms or the Certificate of Formation of the Surviving Company and as provided by Law; provided, however, that at the LLC Effective Time all references to LLC in the Limited Liability Company Agreement shall be amended so that the name of the Surviving Company shall be "Inet, LLC".

        1.16 Directors and Officers. The directors of Merger Corp. immediately prior to the Effective time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed (as the case my be) and qualified. The managers or managing members, as applicable, of LLC immediately prior to the LLC Effective Time shall be the managers or managing members, as applicable, of the Surviving Company, each to hold office in accordance with the Certificate of Formation and Limited Liability Company Agreement of the Surviving Company, and officers of the Surviving Corporation immediately prior to the LLC Effective Time shall be the initial officers of the Surviving Company, in each case until their respective successors are duly elected or appointed (as the case my be) and qualified.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

        2.1 Representations and Warranties of the Company. The Company hereby represents and warrants to Parent, Merger Corp. and LLC that, except as specifically set forth in Schedule 2.1 (the "Company Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                2.1.1 Organization and Status. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased or operated) or its business conducted require such qualification, except where failure to be so qualified has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted. The Company has delivered to Parent complete and accurate copies of its Certificate of Incorporation ("Certificate of Incorporation") and Bylaws ("Bylaws") and has made available to Parent the charter documents of each of the Company's Subsidiaries, each as amended to the date hereof.

                2.1.2 Capitalization. The Company has authorized capital stock consisting of 175,000,000 shares of Company Common Stock, of which 39,223,065 shares (including shares of Company Restricted Stock) were outstanding as of the trading day immediately preceding the date hereof and 25,000,000 shares of Preferred Stock, of which no shares are outstanding as of the trading day immediately preceding the date hereof. As of the trading day immediately preceding the date hereof, (i) Options to purchase 3,847,215 shares of Company Common Stock and (ii) Share Right Awards to purchase 29,000 shares of Company Common Stock were outstanding pursuant to grants made under the Company Option Plans. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any stockholder. Except as set forth above, or on Schedule 2.1.2, there are no shares of capital stock of the Company authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of the Company of any character relating to the issued or unissued capital stock or other securities of the Company. Except as disclosed on Schedule 2.1.2, there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock. No shares of the Company are held by any Subsidiary of the Company.

                2.1.3 Authority. The Company has the corporate power and authority and, except for the approval of its stockholders, has taken all corporate action necessary to execute and deliver this Agreement and to complete the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of the Company and validly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                2.1.4   Subsidiaries and Joint Ventures. Except as disclosed on
Schedule 2.1.4, the Company has no Subsidiaries and owns no stock or other interest in any other Person. Except as disclosed on Schedule 2.1.4, the Company owns, directly or indirectly, all of the issued and outstanding capital stock and other ownership interests of each of its Subsidiaries, free and clear of all liens, charges, encumbrances, restrictions or security interests ("Liens"), and there are no existing options, warrants, calls, subscriptions, convertible securities or other securities, commitments or obligations of any character relating to the securities of any such Subsidiary.

                2.1.5 SEC Reports and Financial Statements. Except as disclosed on Schedule 2.1.5, the Company has filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed by it since December 31, 2001 under the Securities Exchange Act of 1934 (the

"Exchange Act"), the Securities Act or the Sarbanes-Oxley Act of 2002 (the "SOXA") (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as an "Company SEC Document"). Each Company SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the SOXA, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the Company SEC Documents (the "Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal, recurring audit adjustments).

                2.1.6 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of the Parent Common Stock in the Merger, or any of the amendments or supplements thereto (collectively, the "Registration Statement"), will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the proxy statement for use relating to obtaining approval of the stockholders of the Company of the Merger (the "Proxy Statement") will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of Company's stockholders to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent in writing specifically for inclusion or incorporation by reference therein.

                2.1.7 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I and appropriate documents with the relevant authorities of the other states in which the Company is qualified to do business, (b) the filing with the SEC of (i) the Proxy Statement described in Section 2.1.6 and (ii) such reports under Sections 13(a), 13(d), 15(d), or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (c) the HSR Filings described in Section 3.1.3 and (d) such other notices, reports, filings, consents, registrations, approvals, permits or authorizations the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, no notices, reports or other filings are required to be made by the Company or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company or its Subsidiaries from, any domestic or foreign governmental or regulatory authority, agency, court, commission or other entity ("Governmental Entity") in connection with the execution and delivery of this Agreement by the Company and the completion by the Company of the transactions contemplated hereby.

                2.1.8 No Adverse Consequences. Neither the execution and delivery of this Agreement by the Company nor the completion of the transactions contemplated by this Agreement will (a) violate any provision of the Certificate of Incorporation or Bylaws of the Company, (b) result in the creation or imposition of any Lien on any of the assets or properties of the Company or any of its Subsidiaries, (c) violate any material statute, judgment, order, injunction, decree, rule, regulation or ruling ("Law") of any Governmental Entity applicable to the Company or any of its Subsidiaries, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them are bound, other than, in the cases of clauses (b) and (d), any such violations, Liens, conflicts, accelerations, breaches or defaults that individually or in the aggregate do not have and would not reasonably be expected to have a Company Material Adverse Effect, excluding for purposes of this representation exception (b) contained in the definition of Company Material Advise Effect in Section 6.15.

                2.1.9   Undisclosed Liabilities. Except (i) as set forth on
Schedule 2.1.9, (ii) as set forth in the most recent financial statements included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement, (iii) for liabilities or obligations incurred in connection with this Agreement, or (iv) liabilities or obligations in the ordinary course of business and of a type and in an amount both consistent with past practices and not material (individually or in the aggregate), since the date of the most recent financial statements included in the Company SEC Documents, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in, or reserved against or otherwise described in the consolidated balance sheet of the Company (including the notes thereto) which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

                2.1.10 Absence of Certain Changes or Events. Except as set forth on Schedule 2.1.10, since March 31, 2004 there has not been:

                        (a) Any event, change or effect that individually or in the aggregate has had or would reasonably be expected to have a Company Material Adverse Effect;

                        (b) Any direct or indirect declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Company Common Stock, or any direct or indirect repurchase, redemption or other acquisition by the Company of any shares of its stock;

                        (c) Any entry into any agreement, commitment or transaction (including, without limitation, any license of intellectual property, any borrowing, capital expenditure or capital financing, any purchase, acquisition, sale or other disposition of assets (other than inventory in the ordinary course of business), any lease or sublease, any guaranty, assumption or endorsement of payment or performance of any loan or obligation of another, or any amendment, modification or termination of any existing agreement, commitment or transaction) by the Company except (i) as otherwise contemplated or permitted by this Agreement, (ii) in the ordinary course of business and of a type and in an amount consistent with past practices or (iii) for agreements, commitments or transactions that do not exceed $500,000 singly and could not reasonably be expected to result in a material loss during the twelve months ending on the anniversary of the Closing Date;

                        (d) Any (i) granting by the Company or any of its Subsidiaries to any director, officer or employee of the Company or any of its Subsidiaries of (A) any increase in compensation, bonus, insurance, pension or other benefits, (B) any increase in severance or termination pay or (C) any special bonus or remuneration, (ii) written employment contract executed or amended, or (iii) change in personnel policies, in each case except in the ordinary course of business consistent with past practice, as required by any employment, severance or termination agreement in effect as of the date hereof or as otherwise permitted by this Agreement;

                        (e) Any change by the Company in accounting principles, except for any change resulting from a change in GAAP;

                        (f) Any issuance or sale of any stock of the Company (other than issuances pursuant to the exercise of Options, Company Restricted Stock, Stock Right Awards or purchases pursuant to the Company's 1998 Employee Stock Purchase Plan) or any issuance or granting of any option, warrant or right to purchase any stock of the Company or any commitment to do any of the foregoing;

                        (g)     Any amendment to the Certificate of
Incorporation or Bylaws of the Company;

                        (h) Any conduct of business which is outside the ordinary course of business; or

                        (i) To the Knowledge of the Company, prior to the date of this Agreement, any indication by a customer of the Company or its Subsidiaries that purchased $1,000,000 or more of products or services from the Company or its Subsidiaries in the year ended December 31, 2003 or the three months ended March 31, 2004 that it intends to terminate or reduce its purchases from the Company or its Subsidiaries for any reason other than terminations or reductions (i) in accordance with such customer's budget cycle or (ii) in the ordinary course of the Company's product cycle.

                2.1.11 Litigation. Except as listed on Schedule 2.1.11, no litigation, proceeding or governmental investigation is pending or, to the Company's Knowledge, threatened against or relating to the Company, its officers or directors in their capacities as such, or any of the Company's properties, businesses or Subsidiaries that has had or would reasonably be expected to have a Company Material Adverse Effect.

                2.1.12 Compliance with Laws. Each of the Company and its Subsidiaries is in compliance with the provisions of its certificate of incorporation, bylaws and all applicable Law, except for such instances of noncompliance that individually or in the aggregate have not had and would reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2003, neither the Company nor any of its Subsidiaries has received any written notice of its or any of its Subsidiaries' failure to comply with applicable Law, except for such failures that (i) have been cured as of the date hereof and would not reasonably be expected to have a Company Material Adverse Effect or (ii) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                2.1.13  Employment Matters.

                        (a) Labor Matters. Neither the Company nor any of its Subsidiaries is a party or otherwise subject to any collective bargaining agreement. There is no (a) unfair labor practice complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board or any other Governmental Entity, (b) labor strike, slowdown or work stoppage actually occurring or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, (c) representation petition respecting the employees of the Company or any of its Subsidiaries pending before the National Labor Relations Board or similar agency, or (d) grievance or any arbitration proceeding pending arising out of or under collective bargaining agreements applicable to the Company or any of its Subsidiaries, in each case of clause
(a)-(d) which, either individually, or in the aggregate, reasonably could be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have not experienced any primary work stoppage or other organized work stoppage or any organizational activities involving their employees in the past two years. The Company has no Knowledge of any labor strike, slowdown, or work stoppage occurring or threatened against any of the Company's principal suppliers that could reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries is currently in compliance with all applicable Laws relating to the employment of labor, including, without limitation, those related to wages, hours, worker classification, collective bargaining and the payment and withholding of Taxes and other sums as required by the appropriate Governmental Entity and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company or any of its Subsidiaries and is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing, except when such noncompliance, either individually, or in the aggregate, could not be reasonably expected to have a Company Material Adverse Effect. Except as set forth on Schedule 2.1.13(a), there is no claim with respect to payment of wages, salary or overtime pay or any other employment practice that is now pending or, to the Knowledge of the Company, threatened before any Governmental Entity with respect to any persons currently or formerly employed by the Company or any of its Subsidiaries, except when such claim could not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in
Schedule 2.1.13(a), no employee of the Company or its Subsidiaries is the beneficiary under an employer-sponsored non-immigrant visa. Each of the Company and its Subsidiaries is in compliance in all material respects with all provisions of applicable immigration Laws, including provisions relating to the completion and retention of Form I-9.

                        (b) Employee Benefits. Schedule 2.1.13(b) lists all pension, retirement, profit sharing, deferred compensation, bonus, commission, incentive compensation (including cash, stock and option plans or arrangements), life insurance, health, dental, vision, prescription, disability, accident, hospitalization, transportation, education, long-term care, dependant care, cafeteria, fringe benefit and all other employee or retiree benefit plans or arrangements (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plans or arrangements) established, maintained or contributed to by the Company or its Subsidiaries, and complete and accurate copies of all retirement, profit sharing, bonus, commission and incentive compensation plans or arrangements have been made available to Parent. The employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by the Company or its Subsidiaries that are subject to ERISA (the "ERISA Plans") are listed separately as ERISA Plans on
Schedule 2.1.13(b). The ERISA Plans comply in all respects with their terms, the applicable requirements of ERISA, the Code and the Health Insurance Portability and Accountability Act, except for such non-compliances individually or in the aggregate that have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have no obligation of any kind (whether under the terms of the ERISA Plans or under any understanding with employees) to pay, to make payments under, or contribute to, any plan, agreement or other arrangement to provide, medical benefits to retirees beyond the calendar month in which termination of employment occurs other than (i) coverage required by Law or (ii) death benefits under any "pension" plans. Except as disclosed in Schedule 2.1.13(b), none of the assets of any ERISA Plan is stock of the Company or any of its affiliates, or property leased to or jointly owned by the Company or any of its affiliates. None of the employee benefit pension plans are subject to Title IV of ERISA or Section 412 of the Code.

                        (c)     Employment Agreements. Except as set forth on
Schedule 2.1.13(c), each employee of the Company or its Subsidiaries is an "at will" employee and there are no written employment, commission or compensation agreements of any kind between the Company or its Subsidiaries and any employees. The Company has made available to Parent complete and accurate copies of all employment or supervisory manuals and employment or supervisory policies. The Company and its Subsidiaries do not have any agreements or understandings with employees, including, without limitation, any agreements or understandings regarding compensation of any nature, severance payments or retirement benefits, except as reflected in the items listed in Schedules 2.1.13(b) and 2.1.13(c). Except as set forth on Schedule 2.1.13(c), there are no consulting, general contractor or other similar agreements of any kind between the Company or its Subsidiaries and any consultants or general contractors which, individually or in the aggregate, are material to the business of the Company.

                2.1.14  Title to Assets.

                        (a) The Company does not own any real property. Each of the Company and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its properties and other assets except for such as are no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. All such properties and other assets, other than properties and other assets in which the Company or any of its Subsidiaries has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

                        (b) Schedule 2.1.14 contains a list of all real property currently leased or occupied by the Company or its Subsidiaries with monthly rental payments in excess of $10,000, including the dates of and parties to all leases and any amendments thereof (such leases, as amended, the "Real Property Leases"). All of the Real Property Leases have been made available to Parent. Schedule 2.1.14 contains a complete and accurate list of all tangible personal property (excluding inventory) owned or leased by the Company or its Subsidiaries except for items of tangible personal property with a fair market value of less than $500,000 ("Tangible Personal Property"). The Tangible Personal Property is in good operating condition and repair (ordinary wear and tear excepted).

                2.1.15  Intellectual Property.

                        (a) For purposes of this Agreement, "Intellectual Property Rights" shall mean patents, patent applications, inventions, processes, technologies, discoveries, trademarks, trademark rights, trade names, trade name rights, domain names, service marks, service mark rights, trade secrets, customer lists, copyrights, copyrightable and copyrighted works, technical know-how, data bases, data collections, computer programs, registrations and applications to register the foregoing, and all other intellectual property rights of any nature.

                        (b) Each of the Company and its Subsidiaries owns, or is validly licensed or otherwise has the right to use, all Intellectual Property Rights used in the business of the Company and its Subsidiaries as of the date of this Agreement and as of the Closing Date which are material to the conduct of the business of the Company and its Subsidiaries, taken as a whole.

                        (c) The operation of the business of the Company, as such business currently is conducted, has not infringed or misappropriated and does not infringe or misappropriate the Intellectual Property Rights of any third party except to the extent such infringement or misappropriation has not had or would not reasonably be expected to have a Company Material Adverse Effect.

                        (d) Except as set forth on Schedule 2.1.15(d), no claims or proceedings are pending or, to the Knowledge of the Company, threatened that the Company or any of its Subsidiaries is infringing (including with respect to the manufacture, use or sale by the Company or any of its Subsidiaries of their respective commercial products) the rights of any person with regard to any Intellectual Property Right which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect. Except as set forth on Schedule 2.1.15(d), as of the date of this Agreement, to the Knowledge of the Company, no person or persons are infringing the rights of the Company or any of its Subsidiaries with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

                        (e) No claims or proceedings are pending or, to the Knowledge of the Company, threatened with regard to: (i) the ownership by the Company or any of its Subsidiaries of any of their respective Intellectual Property Rights or (ii) the validity or enforceability of such Intellectual Property Rights, which, individually or in the aggregate, have had or would reasonably be expected to have a Company Material

Adverse Effect. Except as set forth on Schedule 2.1.15(e), the Company has taken commercially reasonable steps to maintain and protect such Intellectual Property Rights except to the extent such failure, individually or in the aggregate, has not had or would reasonably be expected to have a Company Material Adverse Effect; provided, however, that Parent acknowledges that the Company is not making any representation or warranty as to the reasonableness of its decisions whether or not to seek registered patent, registered copyright or registered trademark protection for any of its Intellectual Property Rights.

                        (f) Schedule 2.1.15(f) lists all contracts, licenses and agreements material to the conduct of the business of the Company and its Subsidiaries, taken as a whole: (i) with respect to Company Intellectual Property Rights licensed or transferred to any third party (other than end-user licenses in the ordinary course); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property Rights to the Company or its Subsidiaries ("Company IP Agreements").

                        (g) Neither this Agreement nor the transactions contemplated by this Agreement will result in (i) Parent, the Company, or the Surviving Company granting to any third party any right to or with respect to any Intellectual Property Right owned by, or licensed to, such party, (ii) Parent, the Company, or the Surviving Company being bound by, or subject to, any non-compete or other material restriction on the operation or scope of their respective businesses, or (iii) Parent, the Company, or the Surviving Company being obligated to pay any royalties or other material amounts to any third party in excess of those payable by such party prior to the Closing.

                2.1.16  Contracts.

                        (a) Schedule 2.1.16, which is organized by type of agreement, contains a complete and accurate list of each of the following types of agreements or arrangements, including any amendments thereto, to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound:

                                (i)     any mortgage, note or other instrument
or agreement relating to the borrowing of money or the incurrence of indebtedness or the guaranty of any obligation for the borrowing of money;

                                (ii)    any contract, agreement, purchase order
or acknowledgment form for the purchase, sale, lease or other disposition of equipment, products, materials or capital assets, or for the performance of services (including without limitation consulting services), with respect to which the annual aggregate dollar amount either due to or payable by the Company or its Subsidiaries exceeds $1,000,000;

                                (iii)   material contracts or agreements for the
joint performance of work or services, and all other joint venture agreements;

                                (iv)    contracts or agreements with agents,
brokers, consignees, sales representatives or distributors which (A) resulted in the sale of products or services in excess of $250,000 in the year ended December 31, 2003 or (B) with respect to such contracts or agreements entered into after December 31, 2003, are not terminable by no later than December 31, 2004; and

                                (v)     any other contract, instrument,
agreement or obligation not described in any other Schedule which contains unfulfilled obligations, is not terminable without payment of premium or penalty upon 30 days' notice or less, and the annual amount either due to or payable by the Company or any of its Subsidiaries exceeds $1,000,000 for any single contract or $1,000,000 in the aggregate with one party.

                        (b) Each of the contracts, agreements, commitments and instruments listed on Schedules 2.1.13(c), 2.1.14, 2.1.15(f), 2.1.16 and
2.1.21 (collectively, the "Contracts") is in full force and effect and is valid, binding and enforceable by the Company or its Subsidiaries in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any Contract to which it is a party or by which it or any of its properties or other assets is bound, except for violations or defaults that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. Complete and accurate copies of all Contracts have been made available to Parent. The Company does not have any Knowledge of any default by any other party to any Contract or of any event (whether with or without notice, lapse of time or both) that would constitute a material default by any other party with respect to obligations of that party under any Contract.

                2.1.17 Insurance. The Company and its Subsidiaries have obtained and maintain in full force and effect insurance ("Policies") with insurance companies or associations in such amounts, with such deductibles, on such terms and covering such risks and losses, as is customarily carried by reasonably prudent Persons conducting businesses or owning or leasing assets similar to those conducted, owned or leased by the Company and its Subsidiaries.

                2.1.18 Permits and Licenses. Each of the Company and its Subsidiaries holds all material governmental licenses, permits, franchises, easements and authorizations (collectively, "Permits") necessary for the lawful conduct of its business pursuant to all applicable Laws of all Governmental Entities having jurisdiction over it or any part of its operations. Schedule
2.1.18 contains a complete and accurate list of all Permits held by the Company or its Subsidiaries, listed by Governmental Entity. Each of the Company and its Subsidiaries is in compliance with each of the terms of the applicable Permits listed on Schedule 2.1.18, except for instances of noncompliance that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company have not received any written claims of a material violation by the Company or any of its Subsidiaries of any of such Permits.

                2.1.19  Taxes.

                        (a) Returns. The Company and its Subsidiaries have filed on a timely basis all material Returns required to be filed by them and have paid on a timely basis all Taxes shown to be due on such Returns. All such Returns are complete and accurate in all material respects. The Company has provided Parent with complete and accurate copies of (i) the Company's federal income tax returns filed for taxable years 2001 and 2002 and (ii) the Company's state tax Returns filed for taxable year 2002. Neither the Company nor any of its Subsidiaries or predecessors is or has been part of an affiliated group of corporations (other than the affiliated group of which the Company is the common parent) that files consolidated tax returns pursuant to Section 1501 of the Code or any similar provisions of Law, and neither the Company nor any of its Subsidiaries is a party to any tax-sharing or tax-allocation agreement. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than themselves), whether arising under Law, as a transferee or successor, by contract, pursuant to Treas. Reg Section 1.1502-6 or otherwise. Except as set forth in Schedule 2.1.19, neither the Company nor any of its Subsidiaries has made any payment, or is obligated to make any payment, or is a party to an agreement that under certain circumstances could obligate it to make a payment, that is not deductible under Code Section 280G. Neither the Company nor any of its Subsidiaries is now nor during the applicable period specified in
Section 897(c)(1)(A)(ii) of the Code has ever been a United States real property holding corporation as defined in Section 897(c)(2) of the Code. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code nor has the Company or any of its Subsidiaries agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                        (b) Reorganization Treatment. Neither the Company nor any of it Subsidiaries has taken any action, has failed to take any action or has Knowledge of any fact or circumstance (except as expressly contemplated by this Agreement) that would reasonably be likely to prevent the Combination from qualifying as a reorganization under Section 368 of the Code.

                        (c) Definitions. The term "Taxes" shall mean all federal, state, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax. The term "Return" means any federal, state, local, foreign and other returns, reports, forms, declarations and information returns with respect to Taxes which relate to the business, results of operations, financial condition, properties or assets of the Company or its Subsidiaries or predecessors for all periods.

                2.1.20  Related Party Interests. Except as disclosed on Schedule
2.1.20 and except as disclosed in the Company SEC Reports, neither the Company nor its Subsidiaries is indebted to any director, officer, employee or any affiliate of the Company which is not a Subsidiary (except for amounts due as normal wages and bonuses and in reimbursement of ordinary expenses), and no such Person is indebted to the Company or its Subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act and the Exchange Act since January 1, 2003.

                2.1.21 Restrictions. Except as disclosed on Schedule 2.1.21, no contract or agreement to which the Company or any of its Subsidiaries is a party or is bound or to which any of its properties or assets is subject limits the freedom of the Company to compete in any line of business or with any Person.

                2.1.22  Environmental Conditions.

                        (a) Except as would not reasonably be expected to have a Company Material Adverse Effect:

                                (i)     the business and assets of the Company
and its Subsidiaries are and have been in compliance with all Environmental Laws (as defined below) and all Permits required under any Environmental Laws ("Environmental Permits");

                                (ii)    there are no pending or, to the
Knowledge of the Company, threatened claims, actions or proceedings against the Company or its Subsidiaries under any Environmental Law or Environmental Permit;

                                (iii)   all wastes generated in connection with
the business of the Company and its Subsidiaries are and have been transported and disposed of off-site in compliance with all Environmental Laws;

                                (iv)    no Hazardous Substance has been disposed
of, spilled,leaked or otherwise released on, in, under or from the real property currently leased or occupied by the Company or its Subsidiaries or, to the Knowledge of the Company, by any other person, at concentrations exceeding those allowed by Environmental Laws and no Hazardous Substance is present, on, in or under the real property leased or occupied by the Company or its Subsidiaries at concentrations exceeding those allowed by Environmental Laws;

                                (v)     none of the assets of the Company or its
Subsidiaries, or the improvements on the real property currently leased or occupied by the Company or its Subsidiaries, have incorporated into them any asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls or any other Hazardous Substance which is prohibited, restricted or regulated when present in buildings, structures, fixtures or equipment, except for in such condition, location, or concentration as is allowed by Environmental Laws; and

                                (vi)    the Company has made available to Parent
copies of all material, non-privileged environmental reports, records, and assessments in the possession, custody or control of the Company.

                        (b) For the purpose of this Agreement, the following terms have the following meanings: (i) "Environmental Law" means any applicable federal, state, foreign or local statute, ordinance or regulation pertaining to the protection of the environment or human health and safety as it relates to environmental protection and any applicable orders, judgments, decrees, permits, licenses or other authorizations or mandates under such statutes, ordinances or regulations, and (ii) "Hazardous Substance" means any substance, material or waste as defined, listed or regulated under any Environmental Law as hazardous, toxic, radioactive or infectious, and includes without limitation radioactive material and petroleum oil and its fractions.

                2.1.23 DGCL Section 203. The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Voting Agreement and the transactions contemplated by this Agreement and the Voting Agreement, the provisions of Section 203 of the DGCL.

                2.1.24 Brokers and Finders. Except for Morgan Stanley, the Company has not incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                2.1.25 Opinion of Company Financial Advisor. The Company has received the opinion of Morgan Stanley to the effect that, as of the date hereof, the Merger Consideration is fair to the holders of Company Common Stock from a financial point of view. The Company has delivered to Parent a true, complete and correct copy of the opinion.

                2.1.26 No Other Agreements to Sell Company or its Assets. As of the date hereof, except as set forth in Schedule 2.1.26, the Company has no legal obligation, absolute or contingent, to any other person to sell any material portion of the Company's assets, to sell the capital stock or other ownership interests of the Company or any of its

Subsidiaries, or to effect any merger, consolidation or other reorganization of the Company of any of its Subsidiaries or to enter into any agreement with respect thereto. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Company Takeover Proposal, as defined in Section 3.2.2.

                2.1.27 Vote Required. The approval by a majority of the voting power represented by the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company capital stock necessary to approve the transactions contemplated by this Agreement.

                2.1.28 Controls and Procedures. (a) The Company and each of its Subsidiaries maintain a process of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
(ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

                        (b) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness (A) as of a date within 90 days prior to the filing date of each of the Company's quarterly or annual reports filed since January 1, 2003 and prior to August 5, 2003, and (B) as of the end of each quarterly or annual period of the Company since August 5, 2003; and (iii) based on the evaluation referred to in clause (ii) were determined to be effective in all material respects to perform the functions for which they were established.

                        (c) To the Company's Knowledge, there (i) are no significant deficiencies or material weaknesses in the design or operation of internal controls over financing reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (ii) is not any fraud, whether or not material, that involves management or other present employees who have a significant role in the Company's internal controls over financial reporting.

                        (d) Since January 1, 2004, there have been no changes in the Company's internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

        2.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Company that, except as specifically set forth in
Schedule 2.2 (the "Parent Disclosure Schedule") in a numbered paragraph that corresponds to the section for which disclosure is made:

                2.2.1 Organization and Status. Parent and each of its Subsidiaries is a corporation duly organized, validly existing and, where applicable, in good standing under the Laws of its jurisdiction of incorporation and is duly qualified and in good standing as a foreign corporation in each jurisdiction where its properties (whether owned, leased or operated) or its business conducted require such qualification, except where failure to be so qualified has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Parent and each of its Subsidiaries has all requisite corporate power and authority to own, operate and lease its property and to carry on its businesses as they are now being conducted. Parent has made available to the Company complete and accurate copies of its articles of incorporation and bylaws, each as amended to the date hereof.

                2.2.2 Authority. Parent has the corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement and to complete the transactions contemplated hereby. This Agreement has been duly and validly authorized by the Board of Directors of Parent, and validly executed and delivered by Parent. This Agreement constitutes the valid and binding obligation of Parent, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                2.2.3 Governmental Filings. Other than (a) the filing of the Certificate of Merger contemplated by Article I, (b) the Registration Statement described in Section 3.1.1, (c) the HSR Filings described in Section 3.1.3, (d) filings with and approvals of the NYSE and (e) such other notices, reports, filings, consents, registrations, approvals, permits or authorizations the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect, no notices, reports or other filings are required to be made by Parent or its Subsidiaries with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or its Subsidiaries from, any Governmental Entity in connection with the execution and delivery of this Agreement by Parent and the completion by Parent of the transactions contemplated hereby.

                2.2.4 Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the meeting of the Company stockholders to approve the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing specifically for inclusion or incorporation by reference therein.

                2.2.5 SEC Reports and Financial Statements. Parent has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since May 25, 2002 under the Exchange Act, the Securities Act or the SOXA (each of such forms, reports, schedules, statements, and other documents, to the extent filed and publicly available before the date of this Agreement, other than preliminary filings, is referred to as a "Parent SEC Document"). Each Parent SEC Document, at the time filed, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the SOXA, as the case may be, and the applicable rules and regulations of the SEC thereunder. The financial statements included in the Parent SEC Documents (the "Parent Financial Statements") comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal, recurring audit adjustments).

                2.2.6 No Adverse Consequences. Neither the execution and delivery of this Agreement by Parent nor the completion of the transactions contemplated by this Agreement will (a) violate any provision of the articles of incorporation or bylaws of Parent, (b) result in the creation or imposition of any Lien on any of the assets or properties of Parent or any of its Subsidiaries, (c) violate any material Law of any Governmental Entity applicable to Parent or any of its Subsidiaries, or (d) either alone or with the giving of notice or the passage of time or both, conflict with, constitute grounds for termination of, accelerate the performance required by, accelerate the maturity of any indebtedness or obligation under, result in the breach of the terms, conditions or provisions of or constitute a default under any mortgage, deed of trust, indenture, note, bond, lease, license, permit or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them are bound, other than, in the cases of clauses (b) and
(d), any such violations, Liens, conflicts, accelerations, breaches or defaults that individually or in the aggregate do not have and would not reasonably be expected to have a Parent Material Adverse Effect.

                2.2.7 Brokers and Finders. Except for fees to be paid by Parent to Goldman Sachs ("Goldman") in connection with a fairness opinion, neither Parent nor any of its Subsidiaries has incurred any liability for any brokerage or investment banking fees, commissions or finders' fees in connection with the Merger.

                2.2.8 Opinion of Parent Financial Advisor. Parent has received from Goldman an opinion to the effect that, as of the date hereof, the Merger Consideration, taken in the aggregate, to be paid by Parent, is fair, from a financial point of view, to Parent.

                2.2.9 Capitalization. Parent has authorized capital stock consisting of 200,000,000 shares of Parent Common Stock, no par value, of which 84,068,237 shares were outstanding on the trading date immediately before the date of this Agreement, and 1,000,000 shares of Parent No Par Serial Preferred Shares, no par value, of which (a) 80,000 shares have been designated "Series A No Par Preferred Shares", none of which is outstanding as of the date of this Agreement, and (b) 125,000 shares have been designated "Series B No Par Preferred Shares", none of which is outstanding as of the date of this Agreement. As of the trading day immediately before the date of this Agreement, options to purchase 10,969,622 shares of Parent Common Stock were outstanding pursuant to grants made under the 1989 Stock Incentive Plan, 1998 Stock Option Plan, 2001 Stock Option Plan, 2002 Stock Incentive Plan, Employee Stock Purchase Plan and the Parent 401(k) Plan, each as amended to date (the "Parent Option Plans"). All of the outstanding shares of capital stock of Parent have been duly authorized and are validly issued, fully paid and nonassessable, and no shares were issued, and no options were granted, in violation of preemptive or similar rights of any stockholder. Except as set forth above, or on Schedule 2.2.9, there are no shares of capital stock of Parent authorized, issued or outstanding, and there are no preemptive rights or any outstanding subscriptions, options, warrants, rights, convertible securities or other agreements or commitments of Parent of any character relating to the issued or unissued capital stock or other securities of Parent. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

                2.2.10 Undisclosed Liabilities. Except (i) as set forth in the most recent financial statements included in the Parent SEC Documents filed by Parent and publicly available prior to the date of this Agreement, (ii) for liabilities incurred in connection with this Agreement or (iii) in the ordinary course of business and of a type and in an amount both consistent with past practices and not material (either individually or in the aggregate), since the date of the most recent financial statements included in the Parent SEC Documents, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected in, or reserved against or otherwise described in the consolidated balance sheet of Parent (including the notes thereto) which, individually or in the aggregate, have had or would reasonably be expected to have a Parent Material Adverse Effect.

                2.2.11 Absence of Certain Changes or Events. Except as set forth on Schedule 2.2.11, since February 28, 2004 there has not been:

                        (a) Any event, change or effect that individually or in the aggregate has had or would reasonably be expected to have a Parent Material Adverse Effect;

                        (b) Any direct or indirect declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, property or any combination thereof) in respect of the Parent Common Stock, or any direct or indirect repurchase, redemption or other acquisition by Parent of any shares of its stock;

                        (c) Any change by Parent in accounting principles, except for any changes resulting from changes in GAAP; and

                        (d) Any amendment to the Articles of Incorporation or Bylaws of Parent.

                2.2.12 Litigation. Except as listed on Schedule 2.2.12, no litigation, proceeding or governmental investigation is pending or, to Parent's Knowledge, threatened against or relating to Parent, its officers or directors in their capacities as such, or any of Parent's properties, businesses or Subsidiaries that has had or would reasonably be expected to have a Parent Material Adverse Effect.

                2.2.13 Compliance with Laws. Each of Parent and its Subsidiaries is in compliance with the provisions of its articles of incorporation, bylaws and all applicable Law, except for such instances of noncompliance that individually or in the aggregate have not had and would reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2003, neither Parent nor any of its Subsidiaries has received any written notice of its or any of its Subsidiaries' failure to comply with applicable Law, except for such failures that (i) have been cured as of the date hereof or (ii) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                2.2.14 Reorganization Treatment; Cash Component of Merger Consideration. Neither Parent nor any of it Subsidiaries has taken any action, has failed to take any action or has Knowledge of any fact or circumstance (except as expressly contemplated by this Agreement) that would reasonably be likely to prevent the Combination from qualifying as a reorganization under
Section 368 of the Code. Parent has the financial wherewithal, independent of any cash or other assets held by the Company, the Surviving Corporation or the Surviving Company, to satisfy Parent's obligations to pay the cash portion of the Merger Consideration and any cash payments expected to be paid to Dissenting Stockholders pursuant to Section 1.11.2; provided, however, that nothing in this
Section 2.2.14 shall preclude Parent from using cash of the Surviving Company to satisfy such cash payment obligations.

                2.2.15 Controls and Procedures. (a) Parent and each of its Subsidiaries maintain a process of internal control over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of Parent; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent's assets that could have a material effect on the financial statements.

                        (b) Parent has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to Parent's principal executive officer and its principal financial officer by others within those entities; (ii) have been evaluated for effectiveness (A) as of a date within 90 days prior to the filing date of each of Parent's quarterly or annual reports filed since January 1, 2003 and prior to August 5, 2003, and
(B) as of the end of each quarterly or annual period of Parent since August 5, 2003; and (iii) based on the evaluation referred to in clause (ii) were determined to be effective in all material respects to perform the functions for which they were established.

                        (c) To Parent's Knowledge, there (i) are no significant deficiencies or material weaknesses in the design or operation of internal controls over financing reporting which are reasonably likely to adversely affect Parent's ability to record, process, summarize and report financial information; or (ii) is not any fraud, whether or not material, that involves management or other present employees who have a significant role in Parent's internal controls over financial reporting.

                        (d) Since January 1, 2004, there have been no changes in Parent's internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

        2.3 Representations and Warranties Relating to Merger Corp. and LLC. Parent, Merger Corp. and LLC hereby represent and warrant to the Company that:

                2.3.1 Organization, Formation and Status. Merger Corp. is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. LLC is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware. Merger Corp. and LLC do not own any properties (other than the initial cash subscription for shares or contributions for membership interests) nor have they commenced any business or operations.

                2.3.2 Capitalization. Merger Corp. has an authorized capital stock consisting of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Merger Corp. and all of the membership interests of LLC are owned by Parent.

                2.3.3 Authority. Each of Merger Corp. and LLC has the power and authority (corporate or other) and has taken all action necessary to execute and deliver this Agreement and to complete the transactions contemplated hereby. The Agreement has been duly and validly authorized by the Board of Directors and sole stockholder of Merger Corp. and the applicable governing body of LLC, duly and validly executed and delivered by Merger Corp. and LLC and constitutes the valid and binding obligation of Merger Corp. and LLC, enforceable in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                2.3.4 Governmental Filings. Other than (a) the filing of the Certificates of Merger contemplated by Article I and (b) the HSR Filing described in 3.1.3, no notices, reports or other filings are required to be made by Merger Corp. or LLC with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Merger Corp. or LLC from, any Governmental Entity in connection with the execution and delivery of this Agreement by Merger Corp. and LLC and the completion by Merger Corp. and LLC of the transactions contemplated hereby.

                                    ARTICLE 3

                                    COVENANTS

        3.1 Mutual Covenants. The Company and Parent mutually covenant and agree as follows:

                3.1.1 Preparation of Registration Statement and the Proxy Statement. Promptly following the date of this Agreement, the Company shall prepare and file with the SEC the Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and keep the Registration Statement effective for so long as is necessary to complete the Merger. The Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under any applicable state securities law in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock and rights to acquire Company Common Stock as may be reasonably required in connection with any such action. No filing of, or amendment or supplement to, the Registration Statement will be made by Parent, and no filing of, or amendment or supplement to the Proxy Statement will made by the Company or Parent, in each case without providing the other party a reasonable opportunity to review and comment thereon. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Registration Statement or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Registration Statement or for additional information and shall supply each other with copies of (i) all correspondence between it or any of its Representatives (as defined in Section 3.2.2(b)), on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Registration Statement or the Merger and (ii) all orders of the SEC relating to the Registration Statement. Each of Parent and the Company shall furnish all information concerning itself to the other as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Registration Statement and the preparation, filing and distribution of the Proxy Statement.

                3.1.2 Accountants' Letters. The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Company's efforts to obtain such letter, if requested by Ernst & Young LLP Parent shall provide a representation letter to Ernst & Young LLP, complying with the Statement on Auditing Standards No. 72 ("SAS 72"), if then required. Parent shall use its reasonable best efforts to cause to be delivered to the Company a "comfort" letter of Deloitte & Touche LLP, Parent's independent public accountants, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. In connection with the Parent's efforts to obtain such letter, if requested by Deloitte & Touche LLP, the Company shall provide a representation letter to Deloitte & Touche LLP complying with SAS 72, if then required.

                3.1.3 Reasonable Best Efforts. (a) (i) As soon as practicable following the date of this Agreement, the Company and Parent shall properly prepare and file with the United States Federal Trade Commission (the "FTC") and the Antitrust Division of the United States Department of Justice ("DOJ") any Notification and Report Forms relating to the Merger required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), as well as comparable pre-merger notification forms required by the merger notification and control Laws and regulations of any other applicable jurisdiction, as agreed to by the parties (collectively, the "HSR Filings"). Each of the Company and Parent shall promptly supply any additional information which may be requested by the FTC, the DOJ or the competition or merger control authorities of any other jurisdiction and which the parties reasonably deem appropriate. Each of the Company and Parent shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any HSR Filing, and each of the Company and Parent shall supply the other with copies of all correspondence between such party and each of its Subsidiaries and representatives, on the one hand, and the FTC, the DOJ or other Governmental Entity or members of their respective staff or other appropriate officials, on the other hand, with respect to HSR Filings. Each of the Company and Parent agrees to use its reasonable best efforts to secure termination of any waiting periods under the HSR Act or other applicable Law and to obtain the approval of any Governmental Entity required for the Merger and the other transactions contemplated hereby; provided, however, that in no event shall Parent or any of its Subsidiaries be required to (A) effect any divestiture or license of any assets of Parent or the Company or their respective Subsidiaries, (B) hold separate any such assets or (C) agree to any restrictions on the operations, business or assets of Parent or the Company or their respective Subsidiaries.

                                (ii)    In connection with and without limiting
the foregoing, the Company and Parent each agree to use its reasonable best efforts to take promptly any and all steps necessary to avoid or eliminate each and every impediment under any antitrust or competition Laws that may be asserted by any Governmental Entity, so as to enable the parties to close the transactions contemplated by this Agreement as expeditiously as reasonably practicable; provided, however, that in no event shall Parent or any of its Subsidiaries be required to (A) effect any divestiture or license of any assets of Parent or the Company or their respective Subsidiaries, (B) hold separate any such assets or (C) agree to any restrictions on the operations, business or assets of Parent or the Company or their respective Subsidiaries.

                        (b) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to complete and make effective, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following:
(i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity (except with respect to HSR Filings, which are addressed solely in paragraph (a) above), (iii) the obtaining of all consents, approvals or waivers from counterparties to agreements and other documents and instruments contemplated by clause (d) of Section 2.1.8., without regard to the exception relating to Company Material Adverse Effect (provided that neither Parent nor the Company shall agree to any substantial modifications to any agreement, lease or contract or to any payment of funds in order to obtain such consent, approval or waiver without the prior written consent of the other, and provided further that performance of either Party of its covenant under this clause (iii) shall not be a condition to Closing under either Section 4.2.1(b) or Section 4.3.1(b)), (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the completion of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to complete the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

                3.1.4 Publicity. Except as required by Law, court process or any listing agreement with the NYSE or NASDAQ Stock Market, Inc. ("NASDAQ"), as applicable, neither Parent, Merger Corp. or LLC, on the one hand, or the Company, on the other hand, will issue any press releases or otherwise make any public statements with respect to the transactions contemplated hereby without the prior written consent of Parent or the Company, as applicable, in each case not to be unreasonably withheld. Parent and the Company shall cooperate in preparing one or more press releases or other announcements to publicize certain agreed upon aspects of the transactions contemplated by this

Agreement. Parent and the Company agree to make such press releases or announcements as soon as practicable after the execution of this Agreement by all the parties.

                3.1.5 Confidentiality. The provisions of the Confidential Information Agreement Mutual dated June 7, 2004 (the "Confidentiality Agreement") shall apply to all "confidential information" (as defined in the Confidentiality Agreement) obtained by any party pursuant to this Agreement.

                3.1.6 Reorganization Treatment. The Company and Parent shall execute and deliver to each of Weil, Gotshal & Manges LLP, counsel to the Company, and Stoel Rives LLP, counsel to Parent, certificates substantially in the forms attached hereto as Exhibit D and Exhibit E, respectively, at such time or times as reasonably requested by each law firm in connection with its delivery of the opinion referred to in Section 4.2.3 or Section 4.3.2, as the case may be. Before the Effective Time, neither the Company, Parent, Merger Corp. nor LLC nor any of their respective Affiliates shall take or agree to take any action that would reasonably be expected to prevent or jeopardize the Combination from qualifying as a reorganization under Section 368 of the Code.

        3.2 Covenants of the Company. The Company covenants and agrees as follows:

                3.2.1 Conduct of Business. Before the Effective Time, the Company will carry on its business in the ordinary and usual manner and maintain its existing relationships with suppliers, customers, employees and business associates, and will not, without the prior written consent of Parent:

                        (a) amend its Certificate of Incorporation or Bylaws;

                        (b) enter into any new agreements respecting an increase in compensation or benefits payable to its officers or employees except in the ordinary course of business or except as disclosed in Schedule 3.2.1(b);

                        (c) split, combine, reclassify any of the outstanding shares of its capital stock or otherwise change its authorized capitalization;

                        (d) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock;

                        (e) except as disclosed on Schedule 3.2.1(e), issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class;

                        (f) except as disclosed on Schedule 3.2.1(f), redeem, purchase or otherwise acquire any shares of its capital stock, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it, liquidate or sell or dispose of any of its assets, or close any plant or business operation;

                        (g) except for (i) short-term indebtedness incurred in the ordinary course of business, (ii) indebtedness (including letters of credit) incurred in the ordinary course of business pursuant to the Company's credit facility and renewals, replacements and amendments thereof not in excess of the current maximum under such credit facility, and (iii) performance bonds, incur, assume or guarantee any indebtedness, or modify or repay any existing indebtedness;

                        (h) (i) enter into any transaction, make any commitment (whether or not subject to the approval of the Board of Directors of the Company) or modify any Contract, except (A) as otherwise contemplated or permitted by this Agreement, (B) in the ordinary course of business, or (C) not exceeding $500,000 singly and that could not reasonably be expected to result in a material loss during the twelve months ending on the anniversary of the Closing Date, or (ii) take or omit to take any action which could be reasonably expected to have a Company Material Adverse Effect;

                                (ii) transfer, lease, license, guarantee, sell,
                mortgage, pledge, or dispose of, any property or assets (including without limitation any intellectual property), except in the ordinary course of business; or

                                (iii) encumber any property or assets or incur
                or modify any liability in each case, except in the ordinary course of business;

                        (i) authorize capital expenditures other than in the ordinary course of business, form any subsidiary, or make any acquisition of, or investment in, assets or stock of any other Person;

                        (j)     make any material tax election;

                        (k) change its method of accounting as in effect at December 31, 2003 except as required by changes in GAAP as concurred with by the Company's independent auditors, or change its fiscal year; or

                        (l) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (k) above.

                3.2.2   Stockholder Meeting; Acquisition Proposals.

                        (a) As soon as practicable following the date upon which the Registration Statement becomes effective, the Company shall (i) promptly and duly call, give notice of, convene and hold a meeting of the holders of Company Common Stock for the purpose of voting to approve the Merger (the "Company Stockholder Meeting") and (ii) subject to the provisions of this Section 3.2.2, through the Company's Board of Directors, recommend approval of the Merger by the stockholders of the Company and include in the Proxy Statement such recommendation.

                        (b) The Company shall not, nor shall it authorize or permit any of its Subsidiaries, any of its or their respective directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative (collectively, "Representatives") retained by it or any of its Subsidiaries to, (i) solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes a Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information, or otherwise cooperate in any way with, any Company Takeover Proposal. The Company shall, and shall cause its Subsidiaries and Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Company Takeover Proposal. The Company agrees it will take the necessary steps to inform promptly its Representatives of the obligations undertaken in this Section 3.2.2. Notwithstanding the foregoing, in response to a Company Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside legal counsel and its financial advisor) constitutes or is reasonably likely to lead to a Company Superior Proposal (as defined below) that is reasonably likely to be completed, and which Company Takeover Proposal did not result from a breach of this Section 3.2.2(b), the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Company Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement, and (B) participate in discussions or negotiations with the Person making such Company Takeover Proposal (and its Representatives) regarding such Company Takeover Proposal.

        For purposes of this Agreement, "Company Takeover Proposal" shall mean any bona fide, unsolicited (i) proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company, (ii) proposal for the issuance of 20% or more of the equity securities of the Company as consideration for the assets or securities of another person or (iii) proposal or offer to acquire in any manner, directly or indirectly, in one transaction or a series of related transactions, 20% or more of the equity securities of the Company, or assets (including equity securities of any Subsidiary of the Company) that represent 20% or more of the total consolidated assets of the Company, in each case other than the transactions contemplated by this Agreement.

        For purposes of this Agreement, "Company Superior Proposal" shall mean any offer made by a third party that if completed would result in such Person (or its stockholders) owning, directly or indirectly, 50% or more of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the total consolidated assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) to be more favorable to the stockholders of the Company than the Merger (taking into account all the terms and conditions of such proposal and this Agreement).

                        (c) The Company will promptly notify Parent in writing if any such inquiries, proposals or offers are received by, and such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company or any of its Representatives relating to a Company Takeover Proposal, indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each person that has executed a confidentiality agreement after January 1, 2003 in connection with its consideration of a Company Takeover Proposal to return all confidential information heretofore furnished to such person by or on behalf of it or any of its Subsidiaries.

                        (d) Neither the Board of Directors of the Company nor any committee thereof shall (i) (A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the unanimous approval, recommendation or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Company Takeover Proposal (any action described in this clause (i) being referred to as an "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company, any of its Subsidiaries or any of their Representatives to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any the Company Takeover Proposal (other than a confidentiality agreement pursuant to Section 3.2.2(b)). Notwithstanding the foregoing, the Board of Directors of the Company may (I) make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel) that it is advisable to do so in order to comply with its fiduciary duties to the stockholders of the Company under applicable Law or (II) in response to a Company Superior Proposal that did not result from a breach of Section 3.2.2, cause the Company to terminate this Agreement pursuant to Section 5.2.5; provided, however, that the Company shall pay to Parent the Termination Fee as provided in Section 5.4.2.

                        (e) Nothing contained in this Section 3.2.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any required disclosure to the stockholders of the Company if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel), failure to so disclose would constitute or is reasonably likely to lead to a violation of applicable Law.

                3.2.3 Investigations. Subject to applicable Law relating to the exchange of information, the Company agrees to give Parent and its representatives and agents reasonable access during normal business hours during the period prior to the Effective Time to all its premises, books and records, agreements and files and work papers of its independent auditors and to cause the officers of the Company to furnish Parent with such financial and operating data and other information with respect to its business and properties as Parent shall from time to time reasonably request. Without limitation of the foregoing, the Company shall permit Parent to conduct an operations review during which Parent shall have access to the facility managers, sales and marketing managers, finance officers, and technology, environmental and human resource managers of each Company operating facility. Any such investigations (a) shall be conducted in such manner as not to interfere unreasonably with the operation of the Company's business; and (b) shall not diminish any of the representations and warranties hereunder.

                3.2.4   Retention of Employees Prior to Closing. Subject to
Section 3.2.1, the Company agrees to use reasonable efforts to retain the employees of the Company and its Subsidiaries until the Closing Date, and to assist the Surviving Company or Parent in securing the employment after the Closing Date of those employees of the Company and its Subsidiaries to whom the Surviving Company or Parent makes or intends to make offers of employment. The Company shall notify Parent promptly if, notwithstanding the foregoing, any employee with a title of operational director or above terminates employment with the Company or any of its Subsidiaries after the date of this Agreement but prior to the Closing.

                3.2.5 Company Affiliate Representation Letters. To insure compliance with Rule 145 under the Securities Act, the Company shall use commercially reasonable efforts to cause each of the Company's directors, executive officers and beneficial owners of 5% or more of Company Common Stock to execute and deliver to Parent, at or prior to the Closing, a representation letter, substantially in the form attached as Exhibit F (the "Company Affiliate Representation Letter").

        3.3     Covenants of Parent. Parent covenants and agrees as follows:

                3.3.1 Conduct of Business. Before the Effective Time, Parent will not take or omit to take any action that could reasonably be expected to have a Parent Material Adverse Effect and will not, without the prior written consent of the Company:

                        (a)     amend its Articles of Incorporation or Bylaws;

                        (b) declare, set aside or pay any dividends payable in cash, stock or property with respect to shares of its capital stock, other than quarterly cash dividends paid in the ordinary course;

                        (c) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class, other than pursuant to stock compensation or other employee benefit plans in the ordinary course and consistent with past practice and for issuances, sales, pledges, dispositions or encumbrances made in connection with any acquisition by Parent of the assets or capital stock of another Person;

                        (d) redeem, purchase or otherwise acquire any shares of its capital stock, other than pursuant to Parent's existing stock repurchase program; or

                        (e) authorize or enter into an agreement to do any of the actions referred to in paragraphs (a) through (d) above.

                3.3.2   Employee Matters.

                        (a) Parent, the Company, Merger Corp. and LLC each agree that all employees of the Company and its Subsidiaries (the "Company Employees") immediately prior to the Effective Time shall be employed by Parent and/or Surviving Company immediately after the Effective Time. Neither Parent nor the Surviving Company shall have any obligations to continue employing such employees after the Effective Time.

                        (b) Parent, the Company, Merger Corp. and LLC agree that Parent will provide or cause Surviving Company to provide for a two (2) year period immediately following the Effective Time salaries, bonus opportunities and benefits to the Company Employees that are substantially equivalent (based on value), in the aggregate, to the salaries, bonus opportunities and benefits provided by the Company immediately prior to the Effective Time.

                        (c) With respect to any benefit plan, program or arrangement (including any "employee benefit plan" (as defined in Section 3(3) of ERISA) and any vacation program) in which the Company Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Company to, recognize the service with the Company and its Subsidiaries prior to the Effective Time of the Company Employees for purposes of such plan, program or arrangement.

                        (d) Immediately prior to the Effective Time, the Company shall terminate the Company's 401(k) Plan and Parent shall cause its 401(k) Plan or shall cause the Surviving Company to establish a new 401(k) Plan, in either case, that will accept rollovers of all distributed account balances.

                        (e) With respect to any welfare plan in which the Company Employees are eligible to participate after the Effective Time, Parent shall, and shall cause the Surviving Company to, (i) to the extent allowed by such plans, waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees to the extent such conditions were satisfied under the welfare plans of the Company and its Subsidiaries prior to the Effective Time, and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any analogous deductible or out-of-pocket requirements to the extent applicable under any such plan.

                        (f)     (i)     Parent agrees, and agrees to cause the
                Surviving Company, to provide the Company Employees with severance benefits pursuant to the Parent Severance Pay Plan (the "Severance Plan") (A) as in effect as of the date of this Agreement for twelve (12) months after the Effective Time, (B) thereafter as in effect from time to time and paid COBRA continuation for up to 18 months and all options, restricted stock and stock awards beneficially held by such persons as of immediately before the Effective Time shall become vested to the same extent as if they were outstanding as of December 31, 2006. Under the Severance Plan as of the date of this Agreement, severance is payable in a lump sum as follows:

                                (I)     Employees whose length of service
                        ("LOS") is less than 5 years are eligible to receive 30 calendar days of pay;

                                (II)    Employees whose LOS is less than 10
                        years and greater than or equal to 5 years are eligible to receive 60 calendar days of pay;

                                (III)   Employees whose LOS is less than 15
                        years and greater than or equal to 10 years are eligible to receive 90 calendar days of pay; and

                                (IV) Employees whose LOS is greater than or equal to 15 years are eligible to receive 120 calendar days of pay.

                                (ii)    For twelve (12) months after the
                Effective Time, Parent shall provide 60 days notice to the Company Employees who are laid off; provided that such employees work during the 60-day period if requested to do so by Parent or the Surviving Company. After the date that is twelve (12) months after the Effective Time, the Company Employees shall be entitled to such notice as Parent provides to its other employees from time to time.

                                (iii) Parent agrees, and agrees to cause the Surviving Company, to adhere to the terms and conditions set forth in Schedule 3.3.2(f).

                3.3.3   Indemnification, Exculpation and Insurance.

                        (a) Parent agrees that, and shall cause the Surviving Company to assume the obligations associated with, all rights of the individuals who on or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries (collectively, the "Indemnitees") to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time as provided in the respective Certificate of Incorporation or Bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries as now in effect, and any indemnification agreements or arrangements of the Company or any of its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms. Such rights shall not be amended, or otherwise modified in any manner that would adversely affect the rights of the Indemnitees; provided, however, that the Surviving Company shall have no obligation to provide such indemnification to the extent that it is ultimately determined that such indemnification is prohibited under applicable Law.

                        (b) Parent, from and after the Effective Time, shall cause (i) the Certificate of Formation and Limited Liability the Company Agreement of the Surviving Company to contain provisions no less favorable to the Indemnitees with respect to limitation of certain liabilities of directors, officers, employees and agents and indemnification than are set forth as of the date of this Agreement in the Certificate of Incorporation and Bylaws of the Company and (ii) the Certificate of Incorporation and Bylaws (or similar organizational documents) of each Subsidiary of the Surviving Company to contain the current provisions regarding indemnification of directors, officers, employees and agents which provisions in each case shall not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnitees.

                        (c) For the six-year period commencing immediately after the Effective Time, the Surviving Company shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided, however, that, if the Company's current directors' and officers' liability insurance expires, is terminated or is canceled, Parent shall, or shall cause the Surviving Company to, obtain directors' and officers' liability insurance covering such acts or omissions with respect to each such person on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect immediately prior to the date of such expiration, termination or cancellation; provided, further, that in no event shall the Surviving Company be required to expend per annum of coverage in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium). Alternatively, with the consent of Parent, which consent shall not be unreasonably withheld, the Company may purchase "tail" insurance coverage covering a period of six years after the Effective Time, at a cost no greater than that set forth in the preceding sentence, that provides coverage identical in all material respects to the coverage described above.

                        (d) The provisions of this Section 3.3.3 (i) are intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                        (e) In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company shall assume all of the obligations thereof set forth in this Section 3.3.3.

                        (f) Parent, from and after the Effective Time, shall unconditionally guarantee the timely payment of all funds owed by, and the timely performance of all other obligations of, the Surviving Company under this
Section 3.3.3. Parent agrees that its payment obligations hereunder are unconditional, irrespective of the validity or enforceability of this Agreement against the Surviving Company or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than the defenses of statute of limitations, which are not waived). Parent hereby acknowledges that its obligations under this Section 3.3.3 constitute a guaranty of payment and not merely of collectability and Parent hereby waives (i) promptness, diligence, presentment, demand of payment, protest and order in connection with this guarantee and (ii) any requirement that any party enforcing the guarantee exhaust any right to take any action against the Surviving Company or any other Person prior to or contemporaneously with proceeding to exercise any right against Parent hereunder.

                3.3.4 Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued (a) in the Merger, (b) upon the exercise of the Options, or (c) upon exchange of Company Restricted Stock, receipt of shares pursuant to Stock Right Awards or purchase of shares pursuant to the

Company's 1998 Employee Stock Purchase Plan to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                3.3.5 Registration Statement on Form S-8. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of Parent Common Stock at least equal to the sum of (a) number of shares of Parent Common Stock subject to Options pursuant to Section 1.5, (b) the number of shares of Parent Common Stock to be received by the holders of Company Restricted Stock pursuant to Section 1.6, and (c) the number of shares of Parent Common Stock to be received by the holders of Share Right Awards pursuant to
Section 1.9. The registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any such Options, Company Restricted Stock and Share Right Awards remain outstanding.

        3.4 Covenants of Merger Corp. and LLC. Each of Merger Corp. and LLC covenants and agrees that, prior to the Effective Time or the LLC Effective Time, as applicable, each of them will not engage in any business activities or liquidate, merge into or consolidate with any other corporation or permit any other corporation to merge into or consolidate with it; or increase its authorized capital stock; or issue options, rights or warrants to purchase any of its capital stock.

                                    ARTICLE 4

                                   CONDITIONS

        4.1 Conditions to the Obligations of All Parties. The obligations of the Company, Parent, Merger Corp. and LLC to complete the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                4.1.1 Regulatory Approvals. The parties shall have made all filings, including the HSR filings, and received all approvals of any Governmental Entity of competent jurisdiction necessary in order to complete the Merger, and each of such approvals shall be in full force and effect at the Closing and not subject to any condition that requires the taking or refraining from taking of any action that would have a Company Material Adverse Effect (with respect to the obligations of Parent, Merger Corp. and LLC) or a Parent Material Adverse Effect (with respect to the obligations of the Company).

                4.1.2 Litigation. There shall not be in effect any order, decree or injunction of a foreign, federal or state court of competent jurisdiction restraining, enjoining or prohibiting the completion of the transactions contemplated by this Agreement (each party agreeing to use its reasonable best efforts, including appeals to higher courts, to have any such non-final, appealable order, decree or injunction set aside or lifted), and no action shall have been taken, and no Law shall have been enacted, by any foreign, state or federal Governmental Entity in the United States which would prevent the completion of the Merger (each of the foregoing, a "Restraint").

                4.1.3 Stockholder Approval. The Merger shall have been approved by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote at the Company Stockholder Meeting.

                4.1.4 Registration of Securities. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or any proceedings seeking a stop order.

                4.1.5 Listing. The shares of Parent Common Stock issuable to the stockholders of the Company and the holders of Options, Restricted Stock and Stock Right Awards as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

        4.2 Conditions to the Obligations of the Company. The obligations of the Company to complete the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                4.2.1   Representations, Warranties and Covenants.

                        (a) The representations and warranties of Parent, Merger Corp. and LLC contained in this Agreement that are qualified as to materiality or Parent Material Adverse Effect shall be true and correct, and the representations and warranties of Parent, Merger Corp. and LLC contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of (i) the date of this Agreement and (ii) the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of the date of this Agreement, the Closing Date or the earlier date expressly set forth therein, as applicable (without giving effect to any qualifications or limitations as to materiality or Parent Material Adverse Effect set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of Parent by an executive officer of Parent, on behalf of Merger Corp. by an executive officer of Merger Corp. and on behalf of LLC by an executive officer of LLC.

                        (b) Parent, Merger Corp. and LLC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received at the Closing certificates to the foregoing effect, dated the Closing Date, and executed on behalf of

Parent by an executive officer of Parent, on behalf of Merger Corp. by an executive officer of Merger Corp. and on behalf of LLC by an executive officer of LLC.

                4.2.2 No Material Adverse Effect. Since the date of this Agreement, there shall have been no Parent Material Adverse Effect, or condition or occurrence of an event which has had or would reasonably be expected to have a Parent Material Adverse Effect.

                4.2.3 Tax Opinion. If the 45% Condition is satisfied (whether or not as a result of a modification of the Merger Consideration pursuant to
Section 1.3.1(b)), the Company shall have received an opinion of Weil, Gotshal & Manges LLP, dated as of the Closing Date and addressed to the Company, to the effect that the Combination will constitute a reorganization within the meaning of Section 368(a) of the Code; and provided, that if Weil, Gotshal & Manges LLP does not render such an opinion or withdraws or modifies such opinion, this condition nevertheless shall be satisfied if Stoel Rives LLP delivers such an opinion to the Company; provided, however, further that if the 45% Condition is not satisfied and either (x) the Company shall have provided the Company No Modification Notice pursuant to Section 1.3.1(b)(ii) or (y) Parent shall have indicated pursuant to Section 1.3.1(b)(i)(B) that it will not modify the Merger Consideration but the Company elects the Company Non-Termination Option, then it shall not be a condition that the Company shall have received an opinion pursuant to this Section 4.2.3.

        4.3 Conditions to the Obligations of Parent, Merger Corp. and LLC. The obligations of Parent, Merger Corp. and LLC to complete the transactions contemplated by this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

                4.3.1   Representations, Warranties and Covenants.

                        (a) The representations and warranties of the Company contained in this Agreement that are qualified as to materiality or Company Material Adverse Effect shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of (i) the date of this Agreement and (ii) the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except further to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of the date of this Agreement, the Closing Date or the earlier date expressly set forth therein, as applicable (without giving effect to any qualifications or limitations as to materiality or Company Material Adverse Effect set forth therein), individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed on behalf of the Company by an executive officer of the Company.

                        (b) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received at the Closing a certificate to the foregoing effect, dated the Closing Date, and executed on behalf of the Company by an executive officer of the Company.

                4.3.2 Tax Opinion. Parent shall have received the opinion of Stoel Rives LLP, dated as of the Closing Date and addressed to Parent, to the effect that either (a) the Combination will constitute a reorganization within the meaning of Section 368(a) of the Code or (b) for federal income tax purposes the Combination will not be a taxable transaction to the Company, Merger Corp. or LLC, it being understood that the delivery by Stoel Rives LLP of either the opinion referred to in clause (a) or the opinion referred to in clause (b) shall satisfy this condition; provided, however, that if Stoel Rives LLP does not render such an opinion or withdraws or modifies such opinion, this condition nevertheless shall be satisfied if Weil, Gotshal & Manges LLP delivers such an opinion to Parent.

                4.3.3 No Material Adverse Effect. Since the date of this Agreement, there shall have been no Company Material Adverse Effect, or condition or occurrence of an event which has had or would reasonably be expected to have a Company Material Adverse Effect.

                4.3.4 Dissenters. The Company shall not have received written demands for appraisal (as required by Section 262(d)(1) of the DGCL) from stockholders of the Company who together beneficially own more than 10% of the outstanding Company Common Stock as of the date immediately before the Closing Date.

                                    ARTICLE 5

                                   TERMINATION

        5.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective Time by the mutual consent of the Company and Parent.

        5.2 Termination by Either the Company or Parent. This Agreement may be terminated and the Merger may be abandoned at any time before the Effective
Time:

                5.2.1 by Parent or the Company if the Merger shall not have become effective on or before December 31, 2004; provided, however, that if on such date the condition to Closing set forth in Section 4.1.1 shall not have been satisfied, then either Parent or the Company may cause such date to be extended to March 31, 2005, upon delivery of written notice to the other party; provided further, however, that the right to terminate this Agreement pursuant to this Section 5.2.1 shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date; or

                5.2.2 by Parent or the Company if the requisite approval of the Merger by the stockholders of the Company shall not have been obtained by December 31, 2004; provided, however, that the right of the Company to terminate this Agreement pursuant to this Section 5.2.2 shall not be available to the Company if the failure to obtain stockholder approval has been caused by, or is the result of, a material breach by the Company of its covenants set forth in
Section 3.2.2 of this Agreement; or

                5.2.3   by Parent or the Company if any Restraint set forth in
Section 4.1.2 shall be in effect and shall have become final and nonappealable;
or

                5.2.4 by Parent if a Company Adverse Recommendation Change shall have occurred in accordance with Section 3.2.2(d); or

                5.2.5 by the Company, to the extent permitted by clause (II) of the last sentence of Section 3.2.2(d), if at any time before the Effective Time all of the following conditions are met:

                        (a) the Company's Board of Directors authorizes the Company to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching a summary of the material terms thereof; and

                        (b) Parent does not make, within three (3) business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, a written offer that the Company's Board of Directors determines, in good faith consistent with its fiduciary obligations under applicable Law after consultation with its legal counsel and financial advisors, is at least as favorable (taking into account, all the terms and conditions of such offer and this Agreement and the interests of the Company and its stockholders) as such Superior Proposal; or

                5.2.6 by Parent if the Board of Directors of the Company fails to reaffirm its unanimous recommendation in favor of the Merger at any time after public announcement of the Merger at the request of Parent; or

                5.2.7 by Parent if a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a third party and the Company shall not have promptly thereafter sent its stockholders a statement recommending rejection of such tender offer or exchange offer; or

                5.2.8 by Parent if there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement, which breach would give rise to a failure of a condition set forth in
Section 4.3.1(a) or (b);

                5.2.9 by the Company if there has been a material breach by Parent of any representation, warranty, covenant or agreement contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 4.2.1(a) or (b);

                5.2.10  by the Company pursuant to Section 1.3.1(b)(iii).

        5.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this
Article V, (i) this Agreement immediately will become void and of no effect, except that Sections 3.1.5, 5.3, 5.4, 6.2, 6.10, 6.11, 6.12, and 6.13 will survive the event of termination; and (ii) no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except for breach of this Agreement prior to such termination.

        5.4     Termination Fees.

                5.4.1 If (i) this Agreement is terminated by Parent pursuant to Sections 5.2.4, 5.2.6 or 5.2.7, (ii) at the time of such termination, Parent was not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, and (iii) within 12 months after such termination, the Company completes a Company Takeover Proposal transaction, the Company agrees to pay Parent on the date of the completion of such Company Takeover Proposal transaction by wire transfer in immediately available funds the sum of $16.2 million (the "Termination Fee").

                5.4.2 If (i) this Agreement is terminated by the Company pursuant to Section 5.2.5 and (ii) at the time of such termination, Parent is not in material breach of any representation, warranty, covenant or agreement contained in this Agreement, the Company agrees to pay to Parent concurrently with such termination by wire transfer of immediately available funds the Termination Fee.

                                    ARTICLE 6

                            MISCELLANEOUS AND GENERAL

        6.1 Survival of Representations and Warranties. The representation and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. This Section 6.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time or survives pursuant to Section 5.3.

        6.2 Payment of Expenses. Each party shall pay its own out-of-pocket legal, accounting, investment banking and other expenses incurred by each party in connection with this Agreement and the transactions contemplated by this Agreement, except for filing fees for the HSR Filings, which shall be shared equally by the Company and Parent. Nothing in this Agreement is meant to limit the right of a non-breaching party to obtain reimbursement of expenses and other damages, including attorneys' fees, incurred as a result breach of this Agreement by the other party.

        6.3 Entire Agreement. This Agreement, including the schedules and the exhibits hereto, constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

        6.4 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.

        6.5 Binding Effect; No Third Party Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, subject to the restrictions on assignment contained in Section 6.4. Except as set forth in Sections 3.3.2 and 3.3.3, nothing express or implied in this Agreement is intended or shall be construed to confer upon or give to a Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

        6.6 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified and supplemented at any time before or at the Closing, whether before or after the votes of stockholders of the Company, by written agreement executed and delivered by the duly authorized officers of the Company and Parent.

        6.7 Waiver of Conditions. The conditions to each of the parties' obligations to complete the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law; provided, however, that any waiver by a party must be in writing.

        6.8 Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

        6.9 Captions. The article, section and paragraph captions herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

        6.10 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or facsimile (in each case with evidence of confirmed transmission) as follows:

        If to the Company, to it at:    Inet Technologies, Inc.
                                        1500 North Greenville Avenue
                                        Richardson, TX 75081
                                        Attn: Mark H. Kleinman
                                              Vice President, General Counsel
                                              and Secretary
                                        Fax: (469) 330-4001

                                        With copies to:

                                        Weil, Gotshal & Manges LLP
                                        200 Crescent Court, Suite 300
                                        Dallas, TX 75201
                                        Attn: R. Scott Cohen
                                        Fax: (214) 746-7777

        If to Parent, Merger Corp.      Tektronix, Inc.
        or LLC, to them at:             Attn: Corporate Secretary
                                        14200 SW Karl Braun Drive
                                        P.O. Box 500 M/S 55-720
                                        Beaverton, OR 97077-0001
                                        Fax: (503) 627-7474

                                        With copies to:

                                        Stoel Rives LLP
                                        Attn: John R. Thomas
                                        900 SW Fifth Ave., Suite 2600
                                        Portland, OR 97204
                                        Fax: (503) 220-2480

or to such other persons or address as any party shall specify by notice in writing. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof.

        6.11 Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware, exclusive of choice of law rules. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Delaware or of any state court located in the state of Delaware (the "Delaware Courts") in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Delaware Court.

        6.12 Specific Performance. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

        6.13 Waiver of Jury Trial. EACH OF PARENT, MERGER CORP., LLC AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER CORP., LLC OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        6.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        6.15 Defined Terms. For the purposes of this Agreement the following terms have the following meanings:

        "Company Material Adverse Effect" (or "Company Material Adverse Change") shall mean any change or effect that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or other) or results of operations of the Company and its Subsidiaries, taken as a whole, except for any change or effect that arises out of, results from or is attributable to (a) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in
GAAP) in or otherwise generally affecting industries in which the Company and its Subsidiaries conduct business that does not disproportionately affect the Company or its Subsidiaries, and (b) the negotiation, execution, announcement or completion of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees.

        "Knowledge" of any Person that is not an individual means, with respect to any matter in question, the actual knowledge of (i) with respect to the Company, the executive officers set forth on Schedule 6.15(a) and (ii) with respect to Parent, the executive officers set forth on Schedule 6.15(b).

        "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

        "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by a party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

        "Parent Material Adverse Effect" (or "Parent Material Adverse Change") shall mean any change or effect that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), condition (financial or other) or results of operations of Parent and its Subsidiaries, taken as a whole, except for any change or effect that arises out of, results from or is attributable to (a) any change in conditions (including any change in general legal, regulatory, political, economic or business conditions or any change in
GAAP) in or otherwise generally affecting industries in which Parent and its Subsidiaries conduct business that does not disproportionately affect Parent or its Subsidiaries, and (b) the negotiation, execution, announcement or completion of this Agreement and the transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees.

                            [Signature page follows.]

        In witness whereof, this Agreement and Plan of Merger has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

                                        TEKTRONIX, INC.

                                        By     /S/ JAMES F. DALTON
                                               ---------------------------------
                                        Name:  James F. Dalton
                                        Title: Vice President, General Counsel
                                               and Secretary

                                        INET TECHNOLOGIES, INC.

                                        By     /S/ MARK H. KLEINMAN
                                               ---------------------------------
                                        Name:  Mark H. Kleinman
                                        Title: Vice President, General Counsel
                                               and Secretary

                                        IMPALA MERGER CORP.

                                        By     /S/ JAMES F. DALTON
                                               ---------------------------------
                                        Name:  James F. Dalton
                                        Title: President and Secretary

                                        IMPALA ACQUISITION CO. LLC

                                        By     /S/ JAMES F. DALTON
                                               ---------------------------------
                                        Name:  James F. Dalton
                                        Title: President and Secretary

                                                                       Exhibit A

                            FORM OF VOTING AGREEMENT

                This Stockholder Voting Agreement (the "Agreement") is entered into as of June 29, 2004, between the undersigned __________, a stockholder (the "Stockholder") of Inet Technologies, Inc., a Delaware corporation (the "Company"), and Tektronix, Inc., an Oregon corporation (the "Parent").

                                    RECITALS

                A. Contemporaneously with the execution and delivery of this Agreement, the Company, the Parent, Impala Merger Corp. and Impala Acquisition Co. LLC are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which Impala Merger Corp. will merge with and into the Company and, immediately thereafter, the Company will merge with and into Impala Acquisition Co. LLC (collectively, the "Combination"), upon the terms and conditions set forth therein.

                B. The Stockholder desires that the Combination occur and that the Stockholder receive the Merger Consideration, as defined in the Merger Agreement.

                                    AGREEMENT

                Now, therefore, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                1. Representations of Stockholder. The Stockholder represents that he (a) is the holder of 7,367,883 shares of the Common Stock, $0.001 par value, of the Company (the Stockholder's "Shares"), (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of the Common Stock of the Company other than his Shares, but excluding any shares of the Common Stock which he has the right to obtain upon the exercise of stock options outstanding on the date hereof and (c) has full power and authority to make, enter into and carry out the terms of this Agreement.

                2.      Agreement to Vote Shares.

                        (a) The Stockholder agrees to vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote to approve the Combination and to approve and adopt the Merger Agreement.

                        (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) his Shares and any New Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Combination), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover proposal, including a Superior Proposal (as defined in the Merger Agreement) (collectively, "Takeover Proposal") or (ii) any amendment of the Company's certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Combination, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. The Stockholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

                        (c) The Stockholder agrees to deliver to Richard H. Wills, Chairman, President and Chief Executive Officer of the Parent, immediately upon request therefor, a proxy substantially in the form attached hereto as Exhibit A, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4), with the total number of his Shares and any New Shares correctly indicated thereon.

                3. No Voting Trusts. After the date hereof, the Stockholder agrees that he will not, nor will he permit any entity under his control to, deposit any of his Shares in a voting trust or subject any of his Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with the Parent.

                4. No Proxy Solicitations. The Stockholder agrees that he will not, nor will he permit any entity under his control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the completion of the Combination, (b) subject to Section 10, directly or indirectly solicit, encourage, initiate or otherwise facilitate any inquiries or the making of any proposal or offer with respect to an Acquisition Transaction (as defined in the Merger Agreement) or engage in any negotiation concerning, or provide any confidential information or data to, or have any discussions with any person relating to, an Acquisition Transaction proposal, (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the completion of the Combination, or (d) take any action which would prevent, burden or materially delay the completion of the transactions contemplated by this Agreement.

                5. Transfer and Encumbrance. Except for gifts given without consideration where the recipient thereof agrees to execute a voting agreement in form and substance substantially identical to this Agreement, the Stockholder agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of his Shares or New Shares during the period commencing on the date hereof and ending after the earlier of (a) the effective date of the Combination or (b) the date this Agreement shall be terminated in accordance with its terms.

                6. Additional Purchases. During the period commencing on the date hereof and ending after the earlier of (a) the effective date of the Combination or (b) the date this Agreement shall be terminated in accordance with its terms, the Stockholder agrees that he will not (i) purchase or otherwise acquire beneficial ownership of any shares of the Common Stock after the execution of this Agreement ("New Shares"), or (ii) voluntarily acquire the right to vote or share in the voting of any shares of the Common Stock other than the Shares, unless he agrees to deliver to the Parent immediately after such purchase or acquisition a proxy substantially in the form attached hereto as Exhibit A with respect to such New Shares, which proxy shall be irrevocable to the extent permitted by law (except that such proxy shall be deemed automatically revoked upon a termination of this Agreement in accordance with Section 12.4). The Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

                7. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

                8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

                9. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, and this Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

                10. Stockholder Capacity. The execution of this Agreement by Stockholder shall be solely in his capacity as the beneficial owner of the Shares held by Stockholder, and Stockholder makes no agreement or understanding herein in his capacity, if any, as a director or officer of the Company or its Subsidiaries (as defined in the Merger Agreement).

                11. Spousal Interests in Shares. To the extent that any of Stockholder's Shares constitute the community property of Stockholder and his spouse, Stockholder shall obtain the spouse's acknowledgment of and consent to the existence and binding effect of this Agreement, by executing a spousal consent in the form attached hereto as Exhibit B, and incorporated into this Agreement by reference.

                12.     Miscellaneous.

                        12.1 This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the state of Delaware.

                        12.2 If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                        12.3 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                        12.4 Except to the extent set forth in Section 13, this Agreement shall terminate upon the earliest to occur of (i) the completion of the Combination or (ii) the termination of the Merger Agreement.

                        12.5 All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                        12.6 The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon him until after such time as the Merger Agreement is executed and delivered by the Parent, the Company, Impala Merger Corp. and Impala Acquisition Co. LLC. The parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

        13. Other Transactions. For a period of one year following the termination of this Agreement, Stockholder agrees that he shall not enter into a voting or similar agreement with any potential acquiror of the Company that includes terms that are more favorable to such acquiror than the terms set forth in this Agreement.

        In witness whereof, the parties hereto have executed this Stockholder Voting Agreement as of the day and year first written above.

Parent:                             TEKTRONIX, INC.

                                    By:
                                       -----------------------------------
                                    Name:
                                    Title:

Stockholder:
                                    --------------------------------------
                                    Name:

                                                                       Exhibit A

                                  FORM OF PROXY

        The undersigned, for consideration received, hereby appoints each of Richard H. Wills, Chairman, President and Chief Executive Officer of Tektronix, Inc. and James F. Dalton, Vice President, General Counsel and Secretary of Tektronix, Inc., his proxy, with power of substitution, to vote all shares of common stock of Inet Technologies, Inc., a Delaware corporation (the "Company"), owned by the undersigned (a) at the upcoming Special Meeting of Stockholders of the Company, and at any adjournment thereof, for approval and adoption of the Agreement and Plan of Merger, dated as of June 29, 2004, among Tektronix, Inc., the Company, Impala Merger Corp. and Impala Acquisition Co. LLC (the "Merger Agreement") and (b) at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the undersigned's vote, consent or other approval is sought, against (i) any merger agreement or merger (other than the Merger Agreement and the mergers contemplated by the Merger Agreement), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding-up of or by the Company or any other takeover proposal, including a Superior Proposal (as defined in the Merger Agreement) or (ii) any amendment of the Company's certificate of incorporation or bylaws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger Agreement or any of the transactions (including the Combination) contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of the Company. This proxy is coupled with an interest and is irrevocable until such time as the Stockholder Voting Agreement, dated as of June 29, 2004, between the undersigned and Tektronix, Inc. terminates in accordance with its terms.

                              Dated: June 29, 2004

                                     _______________________________________
                                     (Signature of Stockholder)


                                     _______________________________________
                                     (Printed name of Stockholder)

                                                                       Exhibit B

                             FORM OF SPOUSAL CONSENT

        I, the spouse of __________, have read and hereby approve the foregoing Stockholder Voting Agreement (the "Agreement"). I hereby agree to be irrevocably bound by the Agreement and further agree that any community interest shall be similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Dated: June 29, 2004

                                     ________________________________________
                                     (Signature of Stockholder's Spouse)


                                     ________________________________________
                                     (Printed name of Stockholder's Spouse)

                                                                       Exhibit B

                  FORM OF STOCKHOLDER NONCOMPETITION AGREEMENT

        This Noncompetition Agreement (this "Agreement") is made as of June 29, 2004, by __________ (the "Stockholder"), Inet Technologies, Inc., a Delaware corporation (the "Company"), and Tektronix, Inc., an Oregon corporation ("Parent").

                                    RECITALS

        Whereas, the Company is being acquired by Parent pursuant to the terms of an Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, the Company, Impala Merger Corp., a Delaware corporation, and Impala Acquisition Co. LLC, a Delaware limited liability company (the "Merger Agreement");

        Whereas, the Stockholder is a stockholder of the Company, and has served as the Chairman of the Board of the Company and thereby possesses extensive knowledge and experience concerning the Company and its business and operations, including without limitation Confidential Information as herein defined;

        Whereas, the Stockholder acknowledges that, following the completion of the transactions contemplated by the Merger Agreement, the Company and Parent could suffer irreparable harm if the Stockholder were to disclose confidential or trade secret information relating to the Company to third parties, and it is therefore reasonable to protect the Company and Parent against such actions and activities by the Stockholder;

        Whereas, the Stockholder will benefit from the transactions contemplated by the Merger Agreement; and

        Whereas, for these reasons, a condition to the completion of the transactions contemplated by the Merger Agreement is the execution and delivery of this Agreement by and among the Company, the Stockholder and Parent.

        Now, therefore, pursuant to the Merger Agreement and in consideration of the Recitals and for other good and valuable consideration described herein, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                  1 DEFINITIONS

        When used in this Agreement, capitalized terms which are not otherwise defined shall have the meaning ascribed to them in the Merger Agreement, and the following terms shall have the meanings ascribed thereto:

        1.1 Business. "Business" shall mean developing, marketing and selling communication products for current and next generation tier-one mobile and fixed-line carriers and communications equipment manufacturers that monitor, manage and diagnose overall health of voice and data networks, which is the primary businesses of the Company.

        1.2 Competitive Product. "Competitive Product" shall mean a product or service, developed, marketed, distributed or provided by a Competitor, which is the same as or is directly competitive with a product or service constituting a part of the Business and with respect to which the Stockholder has acquired Confidential Information by reason of the Stockholder's position and duties with the Company.

        1.3 Competitor. "Competitor" shall mean any Person engaged in, or preparing to engage in, the development, marketing, distribution or provision of any Competitive Product, including any customer of the Company which begins to perform for itself services previously provided by the Company.

        1.4 Confidential Information. "Confidential Information" shall mean all confidential and trade secret information of the Company, including without limitation information such as customer and prospect lists and information, design and manufacturing processes, financial information, computer programs, designs and other software products, software code, routines and subroutines, flow charts, user and technical manuals, marketing and promotional materials, data processing and computer programming techniques and know-how, research and development plans, marketing and distribution plans, strategies and channels, development costs, product pricing and payment terms, suppliers, purchasing methods and other information not generally available to the public. "Confidential Information" may be oral or written. Confidential Information shall not include any such information which (1) is in the public domain or (2) hereafter through an act or failure to act of Parent or the Company (other than by breach of a duty of confidentiality by the Stockholder created by this Agreement) becomes information in the public domain or (3) is available from a third party source with no duty of confidentiality to Parent or the Company.

                   2 CONFIDENTIALITY; RELATIONSHIP WITH OTHERS

        2.1 Confidentiality Obligation of Stockholder. The Stockholder acknowledges that in connection with his duties and responsibilities with the Company, the Stockholder has obtained Confidential Information which may have been originated by the Stockholder or which otherwise may have come into the Stockholder's possession or knowledge. For a period of 5 years after the Closing Date, the Stockholder agrees to hold all such Confidential Information in strict confidence and not to use any Confidential Information and not to divulge or disclose any Confidential Information to any Person except (i) upon the written request or instruction of the Company or (ii) in the event the Stockholder becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or similar process) to disclose any of the contents of the Confidential Information, Parent and the Company agree that the Stockholder may do so without liability, but the Stockholder agrees (x) to promptly notify Parent prior to any such disclosure and (y) to cooperate with Parent and the Company, at their sole cost and expense, in any attempt either of them may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the Confidential Information. This
Section 2.1 is intended to protect Confidential Information constituting a part of the Business, and is not intended to limit the Stockholder's right to seek and obtain employment in competition with the Company, which is covered by
Section 3.1.

        2.2 Relationship with Others. The parties agree that, during the Stockholder's relationship with the Company, the Stockholder has had unique and extensive exposure to and personal contact with customers and employees of the Business, and such contact has enabled the Stockholder to establish a unique relationship with these customers and employees that, unless restricted, could enable the Stockholder to compete unfairly with the Company and cause the Company irreparable injury. The parties further agree that the profitability and goodwill of the Company depend on continued amicable relations with its customers and prospective customers, and employees, and the Stockholder will not, during the 5 year period after the Closing Date, cause, induce, attempt to induce, request, solicit, attempt to solicit or advise (a) any supplier of the Company, or any customers, prospective customers, distributors, resellers or independent contractors of the Company to curtail, harm, cancel or terminate their patronage of the Business, or relationships with the Company; or (b) any employee of the Company to terminate the employee's employment as such in order to become an employee, consultant or independent contractor to or for any Competitor or to or for any person or entity with which the Stockholder is associated in any way; provided, that the foregoing restriction in clause (b) shall not apply to responses to general advertisements, public notices or similar public postings made by or for the Stockholder, or to solicitations by a placement agency, in each case as to which the Stockholder had not targeted the hiring of any such employee. Nothing in this Section 2.2 shall prevent the employment of the Stockholder by a customer or supplier of the Company unless such employment violates Section 3.1 or constitutes a specific violation of this
Section 2.2.

                                3 NONCOMPETITION

        3.1 Scope of Noncompete. The Stockholder agrees that for a period of 5 years after the completion of the transactions contemplated by the Merger Agreement, the Stockholder will not:

                (a) Render services, either directly or indirectly, to any Competitor in connection with the development, marketing, promotion, distribution, sale, or licensing of any Competitive Products; or

                (b) Engage, either directly or indirectly, either on behalf of the Stockholder or as a representative, agent, consultant, employee, officer, director, trustee, stockholder or partner, joint venturer or investor, in the development, marketing, promotion, distribution, sale, or licensing of any Competitive Product.

        3.2     Exceptions to Scope of Noncompete.

                (a) Nothing in Section 3.1 shall prohibit the Stockholder from (i) owning a limited partnership interest in BlueStream Ventures L.P. or (ii) owning or acquiring securities of any corporation or other business enterprise that may be engaged in activities described in
        Section 3.1, provided that, in the case of clause (ii), (x) such securities are held by the Stockholder for investment purposes only and represent less than 5% of the total voting power and of the total equity interests of such corporation or business enterprise and (y) such securities are listed on a national securities exchange or are regularly quoted in the over-the-counter market by one or more members of the National Association of Securities Dealers.

                (b) It shall not be deemed a violation of Section 3.1 if the Stockholder is employed by, or renders services to, a business entity which is diversified and made up of separate divisions in which, as to parts of its business, it is not a Competitor so long as the Stockholder will not be expected, required or permitted to, and in fact does not, render services directly or indirectly to a division or a part of such business entity which division or part is a Competitor.

                                 4 MISCELLANEOUS

        4.1 Common Law of Torts or Trade Secrets. The parties agree that nothing in this Agreement shall be construed to limit or negate the common law of torts or trade secrets where it provides the Company with broader protection than that provided herein.

        4.2     Remedies.

                (a) In addition to other remedies provided by law or equity, in the event of a breach by Stockholder of any of the covenants contained herein the Company shall be entitled to have a court of competent jurisdiction enter an injunction against Stockholder prohibiting any further breach of the covenants contained herein.

                (b) The parties agree that it is impossible to measure in money the damages that may accrue to a party hereto by reason of a failure to perform any of the obligations hereunder. Therefore, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and nonexclusive and shall be in addition to any other remedy which the parties may have.

        4.3 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same agreement.

        4.4 Section Headings. The section headings herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

        4.5 Assignability. This Agreement is personal in nature and neither party may assign its rights or obligations hereunder without the prior written consent of the other party.

        4.6 Governing Law; Forum. This Agreement shall be construed and governed under the laws of the state of Delaware, without regard to the principles of conflict of laws. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Delaware or of any state court located in the state of Delaware (the "Delaware Courts") in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Delaware Court.

        4.7 Severability. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provisions.

        4.8 Amendment. No amendment of this Agreement shall be effective unless in writing and signed by Stockholder, Parent and the Company.

        4.9 Entire Agreement. This Agreement, together with the Merger Agreement and the other documents and materials referred to herein or therein, constitute the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements and undertakings between the parties with respect to the subject matter hereof. This Agreement is not an agreement of employment, and is not intended to be superseded by any current or subsequent employment agreement between the Stockholder and the Company or Parent.

        4.10 Effectiveness. This Agreement and the provisions hereof shall only become effective upon the closing of the transactions contemplated by the Merger Agreement. If the Merger Agreement is terminated for any reason, this Agreement shall be void and of no further force and effect.

        In witness whereof, the parties hereto have executed this Noncompetition Agreement as of the date first written above.

                                        Inet Technologies, Inc.

                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                        Stockholder

                                        -------------------------------------
                                        Name:

                                        Tektronix, Inc.

                                        By:
                                           ----------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is entered into as of June 29, 2004 among Tektronix, Inc., an Oregon corporation ( "Parent"), and __________ and __________ (each a "Major Stockholder"), the principal stockholders of Inet Technologies, Inc., a Delaware corporation (the "Company"). Capitalized terms used in this Agreement but not otherwise defined shall have the meanings given to such terms in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, among Parent, the Company, Merger Corp. and the LLC.

                                    RECITALS

        A. Pursuant to the Merger Agreement, upon completion of the Merger, each Major Stockholder will be entitled to receive a fraction of a share of Parent Common Stock and cash in exchange for each share of Impala Common Stock held by such Major Stockholder at the time the Merger becomes effective. The shares of Parent Common Stock received by each Major Stockholder in the Merger are referred to herein as "Stock Consideration."

        B. Parent and the Major Stockholders are entering into this Agreement concurrently with the execution of the Merger Agreement.

                                    AGREEMENT

        Now, Therefore, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Registration. Within 30 days after the date of this Agreement, Parent shall use its reasonable best efforts to file a Registration Statement for public sale of all of the Stock Consideration on a delayed or continuous basis pursuant to Rule 415 (or any successor provision) of the Securities Act registering the resale from time to time by the Major Stockholders (the "Shelf Registration Statement") and shall use its reasonable best efforts to have the Shelf Registration Statement declared effective by the SEC on or prior to the Closing Date. No securities other than the Registrable Shares shall be included in any Shelf Registration Statement with respect thereto without the written consent of the Major Stockholders. Parent shall use its reasonable best efforts to keep the Shelf Registration Statement continuously effective (including, if necessary, by filing with the SEC a post-effective amendment or supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form under the Securities Act used by Parent for such Shelf Registration Statement, any state securities or "blue sky" laws or any other rules and regulations thereunder) until the earlier of (i) one year after the Closing Date or (ii) until all Registrable Shares covered by the Shelf Registration Statement cease to be Registrable Shares (the "Effectiveness Period"). The offering and sale of Registrable Shares shall be pursuant to a plan of distribution selected by each of the Major Stockholders in their sole discretion and may include up to one (1) underwritten offering and sale of Registrable Shares during the

Effectiveness Period; provided, however, that Parent shall have the right to select any such underwriter, which shall be (i) an underwriter of national reputation and (ii) reasonably satisfactory to the Major Stockholders.

        2. Procedures. Parent will use its best reasonable efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto Parent will as expeditiously as possible:

                2.1 prepare and file with the SEC the Shelf Registration Statement with respect to such Registrable Shares and use its reasonable best efforts to cause the Shelf Registration Statement to become effective and remain effective in accordance with Section 1;

                2.2 prepare and file with the SEC such amendments, post-effective amendments, and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Shelf Registration Statement effective for the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by the Shelf Registration Statement during such period in accordance with the intended methods of disposition by the Major Stockholders thereof set forth in the Shelf Registration Statement;

                2.3 furnish to each Major Stockholder selling Registrable Shares and the underwriters of the Registrable Shares being registered such number of copies of the Shelf Registration Statement, each amendment and supplement thereto, the prospectus included in the Shelf Registration Statement, any documents incorporated by reference therein and such other documents as such Major Stockholder or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Major Stockholder or the sale of such securities by such underwriters (it being understood that, subject to Section 3 and the requirements of the Securities Act and applicable state securities laws, Parent consents to the use of the prospectus and any amendment or supplement thereto by each Major Stockholder and the underwriters in connection with the offering and sale of the Registrable Shares covered by the Shelf Registration Statement of which such prospectus, amendment or supplement is a part);

                2.4 use its reasonable best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter reasonably requests (or, in the event the Shelf Registration Statement does not relate to an underwritten offering, as the Major Stockholders may reasonably request); use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; and do any and all other acts and things which may be reasonably necessary or advisable to enable the Major Stockholders to consummate the disposition of the Registrable Shares owned by the Major Stockholders in such jurisdictions (provided, however, that Parent will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction);

                2.5 promptly notify each Major Stockholder selling its Registrable Shares and each underwriter and (if requested by any such Person) confirm such notice in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (C) of the happening of any event which makes any statement made in the Shelf Registration Statement or related prospectus untrue or which requires the making of any changes in the Shelf Registration Statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable thereafter, prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                2.6 make generally available to Parent's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than thirty (30) days after the end of the twelve (12) month period beginning with the first day of Parent's first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which earnings statement shall cover said twelve
        (12) month period, and which requirement will be deemed to be satisfied if Parent timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

                2.7 if requested by the managing underwriter or any Major Stockholder selling Registrable Shares, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or such Major Stockholder reasonably requests to be included therein, including, without limitation, with respect to the Registrable Shares being sold by such Major Stockholder, the purchase price being paid therefor by the underwriters and any other terms of the underwritten offering of the Registrable Shares to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

                2.8 cooperate with each Major Stockholder and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing Registrable Shares sold under the Shelf Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Major Stockholder may request and keep available and make available to Parent's transfer agent prior to the effectiveness of the Shelf Registration Statement a supply of such certificates;

                2.9 promptly make available for inspection by any Major Stockholder, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of Parent (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Parent's officers, directors and employees to supply all information requested by any such Inspector in connection with the Shelf Registration Statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Shelf Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, Parent shall not be required to provide any information under this Subsection 2.9 if (A) Parent believes, after consultation with counsel for Parent, that to do so would cause Parent to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) Parent has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (2) Parent reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing, unless prior to furnishing any such information with respect to (A) or (B) such Major Stockholder requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions; and provided, further, that each Major Stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to Parent and allow Parent, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

                2.10 furnish to each Major Stockholder and underwriter a signed counterpart of (A) an opinion or opinions of counsel to Parent and (B) a comfort letter or comfort letters from Parent's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as such Major Stockholder or managing underwriter reasonably requests;

                2.11 cause the Registrable Shares included in the Shelf Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by Parent are then listed;

                2.12 in the case of an underwritten offering, cause such Parent executive or executives as the managing underwriter may reasonably request (including, if so requested Parent's chief executive officer and chief financial officer) to attend any analyst and investment presentations, including "roadshows," for up to three business days;

                2.13 cooperate with each Major Stockholder and each underwriter participating in the disposition of such Registrable Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. ("NASD");

                2.14 during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

                2.15 notify each Major Stockholder promptly of any request by the SEC for the amending or supplementing of the Shelf Registration Statement or prospectus or for additional information;

                2.16 prepare and file with the SEC promptly any amendments or supplements to the Shelf Registration Statement or prospectus which, in the opinion of counsel for Parent or the managing underwriter, is required in connection with the distribution of the Registrable Shares;

                2.17 enter into such agreements (including underwriting agreements) as are customary in connection with an underwritten registration; and

                2.18 advise each Major Stockholder of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Shelf Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

        3. Suspension of Dispositions. Each Major Stockholder agrees that, upon receipt of any notice (a "Suspension Notice") from Parent of the happening of any event of the kind described in Section 2.5(C) such Major Stockholder will forthwith discontinue disposition of Registrable Shares until such Major Stockholder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "Advice") by Parent that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by Parent, such Major Stockholder will deliver to Parent all copies, other than permanent file copies then in such Major Stockholder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event Parent shall give any such notice, the Effectiveness Period shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each Major Stockholder covered by the Shelf Registration Statement shall have received the copies of the supplemented or amended prospectus or the Advice. Parent shall use its reasonable best efforts and take such actions as are reasonably necessary to render the Advice as promptly as practicable.

        4. Registration Expenses. All expenses incident to Parent's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, printing expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a Major Stockholder), messenger and delivery expenses, Parent's internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with any listing of the Registrable Shares, fees and expenses of counsel for Parent and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if Parent elects to obtain such insurance), the fees and expenses of any special experts retained by Parent in connection with such registration, and the fees and expenses of other persons retained by Parent and reasonable fees and expenses of one firm of counsel for the Major Stockholders (which shall be selected by the mutual agreement of the Major Stockholders) (all such expenses being herein called "Registration Expenses") will be borne by Parent whether or not the Shelf Registration Statement becomes effective; provided, however, that in no event shall Registration Expenses include any underwriting discounts, commissions, or fees attributable to the sale of the Registrable Shares or any counsel (except as provided above), accountants, or other persons retained or employed by the Major Stockholders, which expenses shall be borne by the Major Stockholders pro rata on the basis of the number of shares so registered.

        5. Rights Non-Transferable. The registration rights provided by this Agreement are for the benefit solely of the Major Stockholders, are personal in nature, and shall not be available to any subsequent holders of Registrable Shares, except that the rights hereunder shall extend to any administrator, guardian, receiver, executor or other person acting in a similar capacity on behalf of such Major Stockholder or his estate and to any entity controlled by such Major Stockholder or member of such Stockholders immediate family, or any trust for the benefit of such persons, to whom such Majority Stockholder transfers Registrable Shares.

        6.      Indemnification.

                6.1 Parent agrees to indemnify and reimburse, to the fullest extent permitted by law, each Major Stockholder, and each of its employees, advisors, agents, representatives, partners, officers, and directors and each Person who controls such Major Stockholder (within the meaning of the Securities Act or the Exchange Act) and any agent or investment advisor thereof (collectively, the "Seller Affiliates") against any and all losses, claims, damages, liabilities, and expenses, joint or several (including, without limitation, attorneys' fees and disbursements except as limited by Section 6.3) based upon, arising out of, related to or resulting from (i) any untrue or alleged untrue statement of a material fact contained in the Shelf Registration Statement, prospectus, or preliminary prospectus relating to the offer and sale of Registrable Shares or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) any violation or alleged violation by Parent of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto, except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to Parent by a Major Stockholder or any Seller Affiliate for use therein. The reimbursements required by this Section 6.1 will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                6.2 In connection with the Shelf Registration Statement in which a Major Stockholder is participating, each such Major Stockholder will furnish to Parent in writing such information as Parent reasonably requests for use in connection with any the Shelf Registration Statement or prospectus and, to the fullest extent permitted by law, each such Major Stockholder will indemnify Parent and its directors and officers and each Person who controls Parent (within the meaning of the Securities Act or the Exchange Act) against any and all losses, claims, damages, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and disbursements except as limited by
        Section 6.3) resulting from (i) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, prospectus, or any preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished electronically or in writing by such Major Stockholder or any of its Seller Affiliates or their respective representatives specifically for inclusion in the Shelf Registration Statement and (ii) any violation or alleged violation by the Major Stockholders of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment or supplement thereto; provided that the obligation to indemnify will be several, not joint and several, among such Major Stockholders, and the liability of each such Major Stockholder will be in proportion to, and, provided, further, that such liability will be limited to, the proceeds received by such Major Stockholder from the sale of Registrable Shares pursuant to the Shelf Registration Statement; provided, however, that, with respect to clause (i) above, such Major Stockholder shall not be liable in any such case to the extent that prior to the filing of any the Shelf Registration Statement or prospectus or amendment thereof or supplement thereto, such Major Stockholder has furnished in writing to Parent information expressly for use in the Shelf Registration Statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading information previously furnished to Parent.

                6.3     Any Person entitled to indemnification hereunder will
        (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (B) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, or (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party or (2) the indemnified party otherwise consents in writing. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, and one additional local counsel, if applicable, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

                6.4 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 6.1 or Section 6.2 are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in the losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation (even if Major Stockholders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.4. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 6.3, defending any such action or claim. Notwithstanding the provisions of this Section 6.4, no Major Stockholder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such Major Stockholder with respect to the sale of any Registrable Shares exceeds the amount of damages which such Major Stockholder has otherwise been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in the Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Major Stockholders obligations in this Section 6.4 to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

                6.5 The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities.

        7. Current Public Information. With a view to making available to the Major Stockholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, during the two year period commencing on the date of this Agreement, Parent agrees to use its reasonable best efforts to:

                (a) make and keep adequate current public information available, as those terms are defined in Rule 144 under the Securities Act;

                (b) file with the SEC in a timely manner all reports and other documents required of Parent under the Securities Act and the Exchange Act;

                (c) furnish to any Major Stockholder, so long as such Major Stockholder owns any Registrable Shares, upon request by such Major Stockholder,
(i) a written statement by Parent that it has complied with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of Parent and (iii) such other reports and documents of Parent and other information in the possession of or reasonably obtainable by Parent as a Major Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Major Stockholder to sell any such securities without registration.

        8. Beneficiaries. The provisions of this Agreement are for the benefit of the Major Stockholders and Parent, and no other person shall acquire or have any rights under or by virtue of this Agreement except as set forth in Sections 5 and 6.

        9. Notices. All communications provided for hereunder shall be in writing and sent by certified mail, return receipt requested, and (a) if addressed to a Major Stockholder, addressed to such party at the address set forth under the signature hereto of such Major Stockholder or at such other address as the Major Stockholder shall have furnished to Parent in writing, (b) if addressed to any other holder of Stock Consideration, at the address that such holder shall have furnished to Parent in writing, or, until any such other holder so furnishes to Parent an address, then to and at the address of the last holder of such securities who has furnished an address to Parent or (c) if addressed to Parent, addressed to it in the manner set forth in the Merger Agreement, or at such other address, or to the attention of such other officer, as Parent shall have furnished to the Major Stockholder. Any communication made in accordance with this Section 9 shall be deemed received two business days after deposit in the mail with postage prepaid.

        10. Governing Law; Forum. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Delaware, without regard to the principles of conflict of laws. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the state of Delaware or of any state court located in the state of Delaware (the "Delaware Courts") in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Delaware Court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Delaware Court.

        11. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

        12. Defined Terms. For the purposes of this Agreement, the following terms shall have the following meanings:

        "Registrable Shares" means at any time the Stock Consideration and any capital stock received in respect of such shares by reason of any reclassification, combination, recapitalization, stock split, stock dividend, subdivision, exchange of shares, or other extraordinary transaction; provided, however, that Registrable Shares shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration or (ii) which have been sold pursuant to Rule 145 of the SEC under the Securities Act.

        "Registration Statement" means a registration statement on Form S-3 (or, to the extent Form S-3 is not available to Parent, then Form S-1).

        13. Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions shall not in any way be affected or impaired thereby.

        14.     No Waivers; Amendments.

                14.1 No failure or delay on the part of Parent or any Major Stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Parent or any Major Stockholder at law or in equity or otherwise.

                14.2 Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Parent and each of the Major Stockholders.

        15. Effectiveness. This Agreement and the provisions hereof shall terminate upon a termination of the Merger Agreement.

        In Witness Whereof, the parties have executed this Registration Rights Agreement as of the day and year first written above.

                                            TEKTRONIX, INC.

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                            MAJOR STOCKHOLDERS


                                            ----------------------------------
                                            Name:

                                            Address:

                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------


                                            ----------------------------------
                                            Name:

                                            Address:

                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------

                                                                       Exhibit D

              FORM OF TAX CERTIFICATE - WEIL, GOTSHAL & MANGES LLP

                     [Letterhead of Inet Technologies, Inc.]

                                 _________, 2004

Stoel Rives LLP                             Weil, Gotshal & Manges LLP
900 SW Fifth Avenue, Suite 2600             767 Fifth Avenue
Portland, OR  97204                         New York, NY 10153

        Re: Combination pursuant to Agreement and Plan of Merger by and among Tektronix, Inc., Inet Technologies, Inc., Impala Merger Corp., and Impala Acquisition Co. LLC

Ladies and Gentlemen:

         This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Combination pursuant to the Agreement and Plan of Merger dated as of June 29, 2004, including exhibits and schedules thereto (the "Merger Agreement"), by and among Tektronix, Inc., an Oregon corporation ("Parent"), Inet Technologies, Inc., a Delaware corporation (the "Company"), Impala Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Corp."), and Impala Acquisition Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("LLC"). Pursuant to the Merger Agreement, Merger Corp. will merge with and into the Company (the "Merger"), following which the Company will merge with and into LLC and the Company will cease to exist (the "LLC Merger" and together with the Merger, the "Combination"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

         The undersigned hereby certifies and represents that the following facts are now true and will continue to be true as of the filing of the Registration Statement, the Effective Time, the LLC Effective Time and, as described herein, thereafter:

        1. The facts relating to the contemplated Combination pursuant to the Merger Agreement, as described therein and in the documents relating to the Combination described in the Merger Agreement and the statements set forth in the Registration Statement are, insofar as such facts and statements pertain to the Company, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of

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the Company, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of Parent, its subsidiaries, affiliates or stockholders on the other hand, concerning the Combination. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations. The Merger Agreement represents the full and complete agreement among the parties regarding the Combination, except as expressly provided in the Merger Agreement. In rendering a tax opinion in connection with the transactions described in the Merger Agreement, we understand that you will be relying upon the accuracy of the factual information contained in and representations, warranties and covenants set forth in this certificate.

        2. The Company has not sold, transferred or otherwise disposed of assets which would prevent Parent from continuing the historic business of the Company or from using a significant portion of the historic business assets of the Company in a business following the Combination.

        3. The Combination will be undertaken by the Company for valid business purposes and not for the purpose of tax avoidance.

        4. To the knowledge of the undersigned without inquiry, there is no plan or intention by the stockholders of the Company to sell, exchange or otherwise dispose of to Parent or to persons related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3), any shares of Parent Common Stock to be received in the Merger. Parent Common Stock held by the stockholders of the Company and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation.

        5. Except as otherwise contemplated by the Merger Agreement, the Company has not, in connection with the Combination, entered into any contract, agreement or understanding to sell, distribute, or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business.

        6. Immediately prior to the Effective Time, other than as described in and governed by the Merger Agreement, the Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire an equity interest in the Company.

        7. Except as described in the Merger Agreement, the liabilities of the Company have been incurred by the Company in the ordinary course of its business.

        8. Except as set forth in the Merger Agreement, in the Merger, Parent will assume no liabilities of the Company or, to the Company's knowledge, any Company stockholder. To the knowledge of the Company, none of the shares of Company stock to be acquired by Parent in the Merger will be subject to any liabilities.

                                        2
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        9.      At the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which the assets are subject.

        10. The Company has not elected and will not elect to be treated as a regulated investment company, a real estate investment trust, and is not an entity fifty percent (50%) or more of the value of the assets of which are stock and securities and eighty percent (80%) or more of the value of the total assets of which are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) the Company's ownership of stock and securities of any subsidiary corporation shall be disregarded and the Company shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary of the Company if the Company owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

        11. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

        12. Prior to and in connection with the Combination neither the Company nor persons related to the Company (within the meaning of Treasury Regulations Section 1.368-1(e)(3)) have redeemed, purchased or otherwise acquired Company stock. The Company has not made any distributions with respect to its stock.

        13. The value of the Merger Consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate value of the Merger Consideration received by Company stockholders pursuant to Section 1.3.1 of the Merger Agreement in exchange for their Company stock will be approximately equal to the fair market value of all the outstanding shares of Company stock immediately prior to the Combination. The aggregate fair market value of the Parent Common Stock received by Company stockholders in the Merger (determined based on the closing selling price on the NYSE on the Closing Date or, if there is no trading on the Closing Date, on the nearest date before the Closing Date on which there is trading) will equal at least 45 percent of the sum of (i) the amount of cash and the fair market value of the Parent Common Stock (determined based on the closing selling price on the NYSE on the Closing Date or, if there is no trading on the Closing Date, on the nearest date before the Closing Date on which there is trading) included in the aggregate Merger Consideration and
(ii) the maximum possible amount of any other consideration to be paid to the Company stockholders in their capacities as stockholders pursuant to the Merger Agreement (including amounts paid to Dissenting Stockholders).

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        14.     Under Section 11.10.2 of the Merger Agreement, Company
stockholders will be paid cash in lieu of any fractional shares of Parent Common Stock that would otherwise be issued. The payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company stock.

        15. No shares of Merger Corp. or membership interests of LLC have been or will be used as consideration or issued to Company stockholders pursuant to the Combination.

        16. To the best knowledge of the Company, no indebtedness or other obligation of the Company has been guaranteed by any holder of Company shares.

        17. Except as provided in Section 6.2 of the Merger Agreement, the Company will pay its own expenses, if any, and will not pay any expenses of the Company's stockholders, Parent, Merger Corp., or LLC, if any, relating to the Combination and any related transactions.

        18. No indebtedness between Parent and the Company, between Merger Corp. and the Company or between LLC and the Company was issued, acquired or will be settled at a discount. Parent will assume no liabilities of the Company or any Company stockholder in connection with the Combination. LLC will assume no liabilities of a Company stockholder in connection with the Combination.

        19. None of the compensation received (or to be received) by any stockholder of the Company on or prior to the Closing Date will be separate consideration for, or allocable to, any of their shares of Company stock. None of the shares of Parent Common Stock received (or to be received) by any stockholder of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement, consulting agreement or other service agreement, any release or any covenant not to compete on or prior to the Closing Date. The compensation paid by the Company to any stockholder of the Company on or prior to the Closing Date who also provides services to the Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        20. The Combination will be consummated in compliance with the material terms of the Merger Agreement, none of the material terms and conditions therein have been waived or modified, and the Company has no plan or intention to waive or modify any such material terms or conditions. The Combination is being undertaken pursuant to a single integrated plan.

                                        4
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        21.     The Company, after consultation with its tax advisors, is not aware of any facts that would cause the Combination to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        22. The Company will not take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the Combination as a "reorganization" within the meaning of Section 368(a) of the Code or any of the foregoing representations, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or, in the case of a state or local income or franchise tax return, by applicable state or local income or franchise tax law.

        23. Neither the Company nor any of its affiliates will take or agree to take any action that would reasonably be likely to prevent the Combination from qualifying as a reorganization under Section 368 of the Code.

        24. The individual executing this letter is authorized to make all of the representations set forth herein on behalf of the Company in his capacity as an officer thereof.

        The undersigned recognizes that (i) your opinions will be based on the representations set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations, statements, warranties and covenants are not accurate in all material respects at all relevant times. If, prior to the filing of the Registration Statement, the Effective Time or the LLC Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agrees to deliver to you immediately a written notice to that effect. The undersigned recognizes that your opinions will not address any tax consequences of the Combination or any action taken in connection therewith except as expressly set forth in such opinions.

                             Very truly yours,

                             Inet Technologies, Inc.,
                             a Delaware corporation

                             By:
                                --------------------------------

                             Title:
                                   -----------------------------

                                                                       Exhibit E

                    FORM OF TAX CERTIFICATE - STOEL RIVES LLP

                         [Letterhead of Tektronix, Inc.]

                                 _________, 2004

Stoel Rives LLP                             Weil, Gotshal & Manges LLP
900 SW Fifth Avenue, Suite 2600             767 Fifth Avenue
Portland, OR  97204                         New York, NY 10153


        Re: Combination pursuant to Agreement and Plan of Merger by and among Tektronix, Inc., Inet Technologies, Inc., Impala Merger Corp., and Impala Acquisition Co. LLC

Ladies and Gentlemen:

        This letter is furnished to you in connection with your rendering of opinions regarding certain federal income tax consequences of the Combination pursuant to the Agreement and Plan of Merger dated as of June 29, 2004, including exhibits and schedules thereto (the "Merger Agreement"), by and among Parent, an Oregon corporation ("Parent"), Inet Technologies, Inc., a Delaware corporation (the "Company"), Impala Merger Corp., a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Corp."), and Impala Acquisition Co., a Delaware limited liability company and a direct wholly owned subsidiary of Parent ("LLC"). Pursuant to the Merger Agreement, Merger Corp. will merge with and into the Company (the "Merger"), following which the Company will merge with and into LLC and the Company will cease to exist (the "LLC Merger" and together with the Merger, the "Combination"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Merger Agreement. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

        The undersigned hereby certify and represent that the following facts are now true and will continue to be true as of the filing of the Registration Statement, the Effective Time, the LLC Effective Time and, as described herein, thereafter:

        1. The facts relating to the contemplated Combination pursuant to the Merger Agreement, as described therein, and in the documents relating to the Combination described in the Merger Agreement and the statements set forth in the Registration Statement are, insofar as such facts and statements pertain to Parent, true, correct and complete in all material respects. Other than those described or referenced in the Merger Agreement, there are no agreements, arrangements or understandings, either written or oral, between or among (a) any of the Company, its subsidiaries, affiliates or stockholders, on the one hand, and (b) any of Parent, its

Stoel Rives LLP
Weil, Gotshal & Manges LLP
Page 2

subsidiaries, affiliates or stockholders on the other hand, concerning the Combination. The terms of the Merger Agreement and all other agreements entered into in connection therewith are the product of arm's-length negotiations. The Merger Agreement represents the full and complete agreement among the parties regarding the Combination, except as expressly provided in the Merger Agreement. In rendering a tax opinion in connection with the transactions described in the Merger Agreement, we understand that you will be relying upon the accuracy of the factual information contained in and representations, warranties and covenants set forth in this certificate.

        2. The Combination will be undertaken by Parent, Merger Corp. and LLC for valid business purposes and not for the purpose of tax avoidance.

        3. Until the Effective Time, Parent will own one hundred percent (100%) of the capital stock of Merger Corp. and 100% of the equity of, and the only membership interest in, LLC. After the LLC Merger, Parent will own 100% of the equity of, and the only membership interest in, LLC and has no plan or intention to cause LLC to take any action that would result in Parent owning less than 100% of the equity of, and the only membership interest in, LLC. There are no contractual restrictions on Parent's right to vote its shares of or control Merger Corp. or to control LLC, and after the Effective Time there will not be any contractual restrictions on Parent's ownership and control of LLC equity.

        4. Merger Corp. and LLC are being formed solely to effect the Combination and have not conducted, and will not conduct, any business or other activities prior to the Effective Time. Neither Merger Corp. nor LLC will have any liabilities prior to the Effective Time. Merger Corp. will not transfer any assets to the Company in the Combination. At all times Parent has been the only member of LLC. LLC has always been and currently is a disregarded entity within the meaning of Treasury Regulation Section 301.7701-3(b)(ii) for U.S. federal income tax purposes. LLC has not made and will not make an election under Treasury Regulation Section 301.7701-3 or take any other action to be treated as an association taxable as a corporation or a partnership for U.S. federal income tax purposes.

        5. After the Effective Time and prior to the LLC Effective Time, Parent will not cause the Surviving Corporation to issue any equity or any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire an equity interest in Merger Corp.

        6. Following the Combination, Parent has no plan or intention to merge LLC with or into another corporation (other than Parent), sell or dispose of any LLC equity, or cause LLC to sell or dispose of any of its business assets or the business assets acquired from the Company and Merger Corp., except for dispositions in the ordinary course of business. Immediately after the LLC Merger, LLC will not have outstanding any equity other than that held by Parent and will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person other than Parent could acquire any equity interest in LLC.

        7. There is no plan or intention by Parent or any person related to Parent (as defined in Treasury Regulation Section 1.368-1(e)(3)) to acquire or redeem any of the stock of Parent

                                        2
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issued in the Combination either directly or through any transaction, agreement, or arrangement with any other person; provided, however, that Parent may repurchase stock issued in the Combination pursuant to an open market stock repurchase program, as described in Revenue Ruling 99-58, 1999-2 C.B. 701.

        8. After the Combination, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Common Stock.

        9. Following the Combination, Parent will cause LLC to continue the Company's historic business or use a significant portion of the Company's historic business assets in a business (as such terms are defined in Treasury Regulation Section 1.368-1(d)).

        10. During the past five (5) years, and at present, no shares of Company capital stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Parent, any person on behalf of Parent, any person related to Parent within the meaning of Treasury Regulations Sections 1.368-1(e)(3) and (e)(5), or any partnership of which Parent or a related person (as defined in Treasury Regulation Section 1.368-1(e)(3) and (e)(5)) is a partner.

        11. None of Parent, Merger Corp. or LLC has elected nor will elect to be treated as a regulated investment company, a real estate investment trust, or an entity fifty percent (50%) or more of the value of the assets of which are stock and securities and eighty percent (80%) or more of the value of the total assets of which are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) the ownership of stock and securities of any subsidiary corporation shall be disregarded and the parent entity shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent entity owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

        12. None of Parent, Merger Corp. or LLC is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

        13. The value of the Merger Consideration received by each Company stockholder will be approximately equal to the fair market value of the Company stock surrendered in exchange therefor, and the aggregate value of the Merger Consideration received by Company stockholders pursuant to Section 1.3.1 of the Merger Agreement in exchange for their Company stock will be approximately equal to the fair market value of all the outstanding shares of Company stock immediately prior to the Combination. The aggregate fair market value of the Parent Common Stock received by Company stockholders in the Merger (determined based on the closing selling price on the NYSE on the Closing Date or, if there is no trading on the Closing Date, on the nearest date before the Closing Date on which there is trading) will equal at least 45 percent of the sum of (i) the amount of cash and the fair market value of the Parent

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Common Stock (determined based on the closing selling price on the NYSE on the
Closing Date or, if there is no trading on the Closing Date, on the nearest date before the Closing Date on which there is trading) included in the aggregate Merger Consideration and (ii) the maximum possible amount of any other consideration to be paid to the Company stockholders in their capacities as stockholders pursuant to the Merger Agreement (including amounts paid to Dissenting Stockholders).

        14. Under Section 11.10.2 of the Merger Agreement, Company stockholders will be paid cash in lieu of any fractional shares of Parent Common Stock that would otherwise be issued. The payment of cash in lieu of fractional shares of Parent Common Stock will be made solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of issuing fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their shares of Company stock.

        15. No shares of Merger Corp. or membership interests of LLC have been or will be used as consideration or issued to Company stockholders pursuant to the Combination.

        16. Except as provided in Section 6.2 of the Merger Agreement, Parent, Merger Corp., and LLC will pay each its own expenses, if any, and will not pay any expenses of any other party, if any, relating to the Combination and any related transactions. None of Parent, Merger Corp. or LLC will pay any expenses of the Company or Company stockholders not directly related to the Combination.

        17. No indebtedness between Parent and the Company, between Merger Corp. and the Company or between LLC and the Company was issued, required or will be settled at a discount. Parent will assume no liabilities of the Company or any Company stockholder in connection with the Combination. LLC will assume no liabilities of a Company stockholder in connection with the Combination.

        18. None of the compensation received (or to be received) by any stockholder of the Company from and after the Closing Date will be separate consideration for, or allocable to, any of their shares of Company stock. None of the shares of Parent Common Stock received (or to be received) by any stockholder of the Company pursuant to the Merger will be separate consideration for, or allocable to, any employment agreement, consulting agreement or other service agreement, any release or any covenant not to compete from and after the Closing Date. The compensation paid by the Company to any stockholder of the Company from and after the Closing Date who also provides services to the Company will be for services actually rendered (or to be rendered) and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

        19. The Combination will be consummated in compliance with the material terms of the Merger Agreement, none of the material terms and conditions therein have been waived or modified, and Parent, Merger Corp. and LLC have no plan or intention to waive or modify any such material terms or conditions. The Combination is being undertaken pursuant to a single integrated plan.

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        20.     Parent will cause the LLC Merger to be completed immediately after the closing of the Merger.

        21. Following the Combination, Parent will comply with the record-keeping and information filing requirements of Treasury Regulation
Section 1.368-3.

        22. Parent, after consultation with its tax advisors, is not aware of any facts that would cause the Combination to fail to qualify as a "reorganization" within the meaning of Section 368(a) of the Code.

        23. Neither Parent, Merger Corp. nor LLC will take any position on any federal, state or local income or franchise tax return, or take any other reporting position, that is inconsistent with the treatment of the Combination as a "reorganization" within the meaning of Section 368(a) of the Code or any of the foregoing representations, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or, in the case of a state or local income or franchise tax return, by applicable state or local income or franchise tax law.

        24. Neither Parent, Merger Corp., LLC, nor any of their respective affiliates will take or agree to take any action that would reasonably be likely to prevent the Combination from qualifying as a reorganization under Section 368 of the Code.

        25. The individuals executing this letter are authorized to make all of the representations set forth herein on behalf of Parent, Merger Corp. and LLC in their capacities as officers thereof.

                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

                                        5
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        The undersigned recognize that (i) your opinions will be based on the representations set forth herein and on the accuracy of the statements, representations, warranties and covenants contained in the Merger Agreement and documents related thereto, and (ii) your opinions will be subject to certain limitations and qualifications including that they may not be relied upon if any such representations, statements, warranties and covenants are not accurate in all material respects at all relevant times. If, prior to the filing of the Registration Statement, the Effective Time or the LLC Effective Time, any of the representations set forth herein cease to be accurate in any material respect, the undersigned agree to deliver to you immediately a written notice to that effect. The undersigned recognize that your opinions will not address any tax consequences of the Combination or any action taken in connection therewith except as expressly set forth in such opinions.

                                     Very truly yours,


                                     Tektronix, Inc.,
                                     an Oregon corporation

                                     By:
                                        ---------------------------------
                                     Name:
                                     Title:


                                     Impala Merger Corp.,
                                     a Delaware corporation

                                     By:
                                        ---------------------------------
                                     Name:
                                     Title:


                                     Impala Acquisition Co. LLC,
                                     a Delaware limited liability company

                                     By:
                                        ---------------------------------
                                     Name:.
                                     Title:

                                                                       Exhibit F

                 FORM OF COMPANY AFFILIATE REPRESENTATION LETTER

                                __________, 2004

Tektronix, Inc.
14200 SW Karl Braun Drive
Beaverton, Oregon  97077
Fax.:  (503) 627-7474

Ladies and Gentlemen:

        The undersigned has been advised that the undersigned may be deemed to be an "affiliate" of Inet Technologies, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is used in and for purposes of paragraphs
(c) and (d) of Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the terms of the Agreement and Plan of Merger dated June 29, 2004 among Tektronix, Inc., an Oregon corporation ( "Parent"), Impala Merger Corp., a Delaware corporation ("Merger Corp."), Impala Acquisition Co. LLC, a Delaware limited liability company (the "LLC"), and the Company (the "Merger Agreement"), Merger Corp. will be merged with and into the Company, with the Company surviving such merger, and the Company will immediately thereafter be merged with and into the LLC, with the LLC surviving such second merger (collectively, the "Combination").

        As a result of the Combination, the undersigned may receive shares of common stock, without par value, of Parent (the "Parent Shares"), in exchange for the shares owned by the undersigned of common stock, par value $0.001 per share, of the Company.

        The undersigned represents, warrants and covenants to Parent that, in the event the undersigned receives any Parent Shares as a result of the
Combination:

        (a) The undersigned has carefully read this letter and the Merger Agreement and has discussed or will discuss the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Parent Shares, to the extent the undersigned feels necessary, with the undersigned's counsel or counsel for the Company.

        (b) The undersigned has been advised that the issuance of the Parent Shares to the undersigned pursuant to the Combination has been or will be registered with the SEC under the Securities Act on a Registration Statement on Form S-4. The undersigned has been further advised, however, that since at the time the Combination was submitted for a vote of the stockholders of the Company, the undersigned may be deemed to have been an affiliate of the Company and the distribution by the undersigned or on the undersigned's behalf of the Parent Shares has not been registered under the Securities Act, dispositions of the Parent Shares by the undersigned or on the undersigned's behalf may be restricted under the Securities Act and the

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rules and regulations thereunder. Accordingly, the undersigned will not sell, transfer or otherwise dispose of the Parent Shares issued to the undersigned in the Combination unless the disposition (i) is made in conformity with the volume and other limitations of Rule 145 under the Securities Act (and otherwise in accordance with Rule 144 under the Securities Act if the undersigned is an affiliate of Parent and if so required at the time), (ii) is made pursuant to an effective registration statement under the Securities Act or (iii) is, in the opinion of Parent's general counsel or other independent counsel reasonably acceptable to Parent or pursuant to a "no-action" or interpretive letter obtained by the undersigned from the staff of the SEC, exempt from registration under the Securities Act; provided, however, that, for so long as the undersigned holds any Parent Shares as to which the undersigned is subject to the limitations of Rule 145 and to the extent applicable, Rule 144, Parent will
(1) use its commercially reasonable efforts to (A) file all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, so as to satisfy the requirements of paragraph (c) of Rule 144 under the Securities Act that there be available current public information with respect to Parent and (B) furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale of Parent Shares by the undersigned under Rule 145 and, to the extent applicable, Rule 144, and (2) otherwise use its commercially reasonable efforts to make available to the undersigned the exemption afforded by Rule 145 and to the extent applicable, Rule 144 with respect to the sale, transfer or other disposition of the Parent Shares.

        (c) The undersigned also understands that stop transfer instructions will be given to Parent's transfer agents with respect to the Parent Shares and that there will be placed on the certificates, if any, for the Parent Shares issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (d) The undersigned also understands that unless a sale or transfer is made in conformity with the provisions of Rule 145 under the Securities Act (and reasonably satisfactory evidence of such conformity is provided to Parent), or pursuant to an effective registration statement under the Securities Act, Parent reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES. THE

        SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

        (e) It is understood and agreed that the legends set forth in paragraphs (c) and (d) above will be removed by delivery of substitute certificates without such legends and/or any transfer instructions will be lifted (i) at the written request of the undersigned to Parent and with evidence reasonably acceptable to Parent, if one year shall have elapsed from the date of the Combination and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) at the written request of the undersigned to Parent and with evidence reasonably acceptable to Parent, if two years shall have elapsed from the date of the Combination and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) if the undersigned shall have delivered to Parent (A) a copy of a "no action" letter or interpretive letter obtained by the undersigned from the staff of the SEC, or an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act, or (B), with evidence reasonably acceptable to Parent, a written statement that the Parent Shares represented by such certificates are being or have been sold in conformity with the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act.

        Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                      Very truly yours,


                                      ------------------------------
                                      Name:
                                      Address:

Agreed to and Accepted this
_____ day of _________, 2004:


TEKTRONIX, INC.

By:
   ------------------------------
   Name:
   Title: